UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Acadia Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2009

TO OUR SHAREHOLDERS:

Please take notice that the annual meeting of shareholders of Acadia Realty Trust (the “Company”) will be held on Wednesday May 13, 2009, at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, (the “Annual Meeting”) for the purpose of considering and voting upon:

1.	The election of seven Trustees to hold office until the next annual meeting and until their successors are duly elected and qualified;

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009;

3.	Such other business as may properly come before the Annual Meeting.

The Board of Trustees of the Company recommends a vote “FOR” each of the proposals. You should carefully review the accompanying Proxy Statement which contains additional information.

The Board of Trustees has fixed the close of business on March 31, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Trustees

Robert Masters, Secretary
April 9, 2009

IT IS VERY IMPORTANT THAT YOU SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE, SUITE 260, WHITE PLAINS, NEW YORK 10605

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
May 13, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (“Board of Trustees,” “Trustees” or “Board”) of Acadia Realty Trust (the “Company”) for use at the annual meeting of shareholders scheduled to be held on Wednesday, May 13, 2009, at 10:00 a.m., local time, at the Company’s corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, or any postponement or adjournment thereof (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about April 9, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2009—This Proxy Statement and the Company’s 2008 Annual Report to shareholders are available at www.acadiarealty.com/proxy.

The Company will bear the costs of the solicitation of its proxies in connection with the Annual Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation of proxies by mail, the Company’s Board of Trustees, officers and employees may solicit proxies in connection with the Annual Meeting by telephone, telegram, personal interviews or otherwise. Trustees, officers and employees will not be paid any additional compensation for soliciting proxies. Arrangements have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common shares of beneficial interest, par value $.001 of the Company, (the “Common Shares”) held of record by such persons or firms with their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.

All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the specification thereon. If no specification is made, signed proxies will be voted “FOR” each of the proposals set forth in the Notice of Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke such proxy at any time prior to the voting thereof by notice to the Company. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, a person present at the Annual Meeting may withdraw his or her proxy and vote in person at that time. Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Board of Trustees recommends a vote “FOR” each of the proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

The outstanding capital shares of the Company as of March 31, 2009 consisted of 33,916,992 Common Shares. Holders of Common Shares are entitled to one vote for each Common Share registered in their names on the record date. The Board of Trustees has fixed the close of business on March 31, 2009 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of Common Shares entitled to cast at least a majority of the votes of the outstanding Common Shares on March 31, 2009 will constitute a quorum to transact business at the Annual Meeting.

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the election of Trustees will be required to elect the nominees for Trustees at the Annual Meeting. There is no cumulative voting in the election of Trustees. The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting will be required for the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm.

Proxies marked abstain and which have not voted on a particular proposal are included in determining a quorum for the Annual Meeting. Abstentions are not treated as votes cast in the election of Trustees or in the ratification of the appointment of the independent registered public accounting firm, and thus are not the equivalent of votes against a nominee or against the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm, as the case may be, and will not affect the vote with respect to these matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.

PROPOSAL 1—ELECTION OF TRUSTEES

There are seven nominees for election as Trustees for one-year terms, expiring in 2010 or until their successors are elected. Election of each Trustee requires the approval of the majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting.

The Company’s Declaration of Trust provides that the Board of Trustees may be composed of up to a maximum of 15 members. Pursuant to a resolution of the Board, the Board of Trustees currently consists of seven Trustees, each of whom serves until the next annual meeting and until his or her successor is duly elected and qualified. As stated elsewhere herein, the enclosed proxy will be voted for the election as Trustee of each nominee whose name is set forth below unless a contrary instruction is given. All of the nominees currently serve as Trustees of the Company. Management believes that all of its nominees are willing and able to serve the Company as Trustees. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the enclosed proxy or their substitutes will have the discretion and authority to vote or refrain from voting for other nominees in accordance with their judgment. The Board of Trustees has a Nominating and Corporate Governance Committee.

Trustee Independence

With six independent Trustees out of seven, the Board has satisfied its objective that a majority of the Board should consist of independent Trustees. The Board of Trustees has affirmatively determined that each of Messrs. Crocker, Kellar, Spitz and Wielansky and Mss. Hopgood and Luscombe is independent under the rules of the New York Stock Exchange. In determining this, the Board of Trustees considered transactions and relationships between each Trustee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In determining Mr. Wielansky’s independence, the Board of Trustees considered the fact that Mr. Wielansky is entitled to receive annual fees totaling $100,000 for providing consulting services to the Company, including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners. The Board of Trustees did not consider this relationship to be material in determining Mr. Wielansky’s independence because it believed the amount involved would not interfere with Mr. Wielansky’s independent judgment. The Board of Trustees has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent under the criteria for independence set forth in the listing standards of the New York Stock Exchange. Upon the election of all nominees, the Company will continue to meet the New York Stock Exchange requirement for a majority of independent Trustees serving on the Board of Trustees.

The following is a brief description of the nominees for election as Trustees of the Company:

Nominees for Election as Trustees

Kenneth F. Bernstein, age 47, has been Chief Executive Officer of the Company since January of 2001. He has been President and Trustee of the Company since August 1998, when the Company acquired substantially all of the assets of RD Capital, Inc. (“RDC”) and affiliates. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of the Company including operations, acquisitions and capital markets. From 1990 to August 1998, Mr. Bernstein was the Chief Operating Officer of RDC. In such capacity, he was responsible for overseeing the day-to-day operations of RDC, its management companies, and its affiliated partnerships. Prior to joining RDC, Mr. Bernstein was an associate at the New York law firm of Battle Fowler, LLP, from 1986 to 1990. Mr. Bernstein received his Bachelor of Arts Degree from the University of Vermont and his Juris Doctorate from Boston University School of Law. Mr. Bernstein also serves on the Board of Directors for BRT Realty Trust. Mr. Bernstein is also a member of the National Association of Corporate Directors (“NACD”), International Council of Shopping Centers (“ICSC”), National Association of Real Estate Investment Trusts (“NAREIT”), for which he serves on the Board of Governors, Urban Land Institute (“ULI”), and the Real Estate Roundtable. Mr. Bernstein is also a member of the Young President’s Organization (“YPO”), where he is the chairman of the Real Estate Network.

Douglas Crocker II, age 69, has been a Trustee of the Company since November 2003. Mr. Crocker was most recently the Chief Executive Officer of Equity Residential, a multi-family residential real estate investment trust (“REIT”), from December 1992 until his retirement in December of 2002. During Mr. Crocker’s tenure, Equity Residential grew from 21,000 apartments with a total market capitalization of $700 million to a $17 billion company with over 225,000 apartments. Mr. Crocker was also a former Managing Director of Prudential Securities, and from 1982 to 1992 served as Chief Executive Officer of McKinley Finance Group, a privately held company involved with real estate, banking and corporate finance. From 1979 to 1982 Mr. Crocker was President of American Invesco, the nation’s largest condominium conversion company, and from 1969 to 1979 served as Vice President of Arlen Realty and Development Company. He currently sits on the boards of real estate companies Ventas, REIS, Inc., Post Properties and also serves on the board of the National Multi-Housing Council. Mr. Crocker has been a five-time recipient of Commercial Property News’ Multifamily Executive of the Year Award, a three- time winner of their REIT Executive of the Year Award and three-time winner of Realty Stock Review’s Outstanding CEO Award. He has over 40 years of real estate experience. Mr. Crocker is also a member of the NACD. Mr. Crocker is also on the Board of Trustees of DePaul University.

Suzanne M. Hopgood, age 59, has been a Trustee of the Company since 2004. From 1979 through 1985 she was responsible for overseeing a $1 billion equity real estate investment portfolio for Aetna Realty Investors prior to founding The Hopgood Group, LLC, a provider of workout consulting and interim CEO and Chief Restructuring Officer services. Since 2008, she has also been the Director of Board Advisory Services of the NACD, providing RiskMetrics Group approved in-boardroom courses to public and private companies. She has over 25 years of real estate experience. She has served on the board of Newport Harbor Corporation, a hospitality and real estate company, since 2007. She served on the board of PointBlank Industries Inc., a manufacturer of protective gear for the military and law enforcement agencies (2007-2008) and she has served as Chairman of the Board of two public companies: Del Global Technologies (DGTC) (2003 through 2005) and Furr’s Restaurant Group, Inc. (NYSE: FRG) (1998 through 2000). She has served as Chairman of an audit committee and she is an “audit committee financial expert” as that term is defined by the rules of the Securities and Exchange Commission (“SEC”). She has also served as the Chief Executive Officer of troubled public and private companies. Ms. Hopgood has extensive experience in workouts, turnarounds and restructurings. She co-authored the award-winning, “Board Leadership for the Company in Crisis.” She holds the NACD Certificate of Director Education. She also serves on the Institute of Internal Auditors’ International Professional Practices Framework Oversight Council.

Lorrence T. Kellar, age 71, has been a Trustee of the Company since November 2003 and is an “audit committee financial expert.” Mr. Kellar has been with Continental Properties, a retail and residential developer since November, 2002 and has served as Vice President, Retail Development. He is a director of Multi-Color Corporation (Chairman), Frisch’s Restaurants and Spar Group, Inc. Prior to joining Continental Properties in November of 2002, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation from 1996 to 2002. From 1965 to 1996, Mr. Kellar served with The Kroger Co., the country’s largest supermarket company, where his final position was Group Vice President of Finance and Real Estate. Mr. Kellar is also a member of the NACD.

Wendy Luscombe, age 57, has been a Trustee of the Company since 2004. She is Principal of WKL Associates, Inc., a real estate investment manager and consultant founded in 1994. Ms. Luscombe has managed investment portfolios totaling $5 billion over the last 25 years and has represented foreign investors including UK Prudential and British Coal Pension Funds in their United States real estate investment initiatives. For 10 years she was Chief Executive Officer of Pan American Properties, Inc., a public REIT sponsored by British Coal Pension Funds. She was also a member of the Board of Governors of NAREIT. Ms. Luscombe has served on various boards of public companies in both the United States and United Kingdom for over 25 years and is an “audit committee financial expert” as that term is defined by the SEC. Currently she serves as Co-Lead Director, Executive Committee Member and Audit Committee member for the Zweig Fund and Zweig Total Return Fund, public closed-end mutual funds. Additionally, she serves as Chairman of the Management Oversight Committee for the Deutsche Bank International Real Estate Opportunities Funds IA and 1B and a Board Member and Audit Committee member for Feldman Mall Properties, a private REIT. She was formerly a Board Member, Chairman of the Investment Committee and member of the Audit Committee for PXRE Group Ltd., a New York Stock Exchange listed Reinsurance Company. She resigned from her positions with PXRE Group Ltd. in August 2007 when the company merged with Argonaut Group, but was appointed an outside director of PXRE Reinsurance Company, the United States subsidiary of PXRE Group Ltd. which she resigned from in March 2008. She was also a Board Member for Endeavour Real Estate Securities and Amadeus Real Estate Securities, both private REIT mutual funds. Ms. Luscombe is also a member of the NACD and an NACD Certified Director and a member of NACD’s teaching faculty, a Fellow of the Royal Institution of Chartered Surveyors and a Member of the Chartered Institute of Arbitrators.

William T. Spitz, age 57, has been a Trustee of the Company since August 2007. Mr. Spitz has served as a Director of Diversified Trust Company, a private wealth management trust company, for 15 years and has served as a Principal since March 2009. Previously, he was Vice Chancellor for Investments and Treasurer of Vanderbilt University, Nashville, Tennessee from 1985 to July 2007. As Vice Chancellor for Investments at Vanderbilt, Mr. Spitz was responsible for managing the University’s $3.5 billion endowment. He was also a member of the Senior Management Group of the University, which is responsible for the day-to-day operations of the institution. During his tenure, the Vanderbilt endowment earned returns in the top 5% of a broad universe of endowments for multiple time frames. While at Vanderbilt, Mr. Spitz conducted asset allocation studies and implemented detailed investment objectives and guidelines, developed a comprehensive risk management plan, invested in approximately two hundred limited partnerships in five illiquid assets classes, selected new custodians for both the endowment fund and the University’s charitable remainder trusts and implemented a more aggressive approach to working capital management which increased returns by 2% per annum. In addition, Mr. Spitz was also on the faculty of Vanderbilt University as Clinical Professor of Management-Owen Graduate School of Management. He has also held various high-level positions with successful asset management companies and has served on the board of several companies, including Cambium Global Timber Fund, The Common Fund, MassMutual Financial, and the Bradford Fund. He has also served on multiple advisory committees, including Acadia’s Opportunity Fund Advisory Boards, on which he served from 2001 to July 2007. Mr. Spitz is a published author and frequent speaker at industry conferences and seminars.

Lee S. Wielansky, age 57, has been a Trustee of the Company since May 2000 and the Lead Trustee since 2004. Mr. Wielansky has been Chairman and Chief Executive Officer of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003. From November 2000 to March 2003, Mr. Wielansky served as Chief Executive Officer and President of JDN Development Company, Inc. and a director of JDN Realty Corporation through its merger with Developers Diversified Realty Corporation in 2003. He was also a founding partner and Chief Executive Officer of Midland Development Group, Inc. from 1983 through 1998 when the company was sold to Regency Centers Corporation. Mr. Wielansky serves as the Vice Chairman of the Board of Directors of Pulaski Bank and is a Director for Isle of Capri Casinos, Inc. Mr. Wielansky is also a member of the NACD and ICSC.

Vote Required; Recommendation

The election to the Board of Trustees of each of the seven nominees will require the approval of a majority of the votes cast by the holders of Common Shares in person or by proxy at the Annual Meeting. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the election of each of the seven nominees to the Board of Trustees.

PROPOSAL 2—RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has selected BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Shareholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Declaration of Trust, Bylaws or otherwise. However, the Audit Committee is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of what it considers to be good corporate practice. Notwithstanding the ratification of, or failure to ratify the selection, the Audit Committee of the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its subsidiaries.

Representatives of BDO Seidman, LLP are not expected to be present at the Annual Meeting.

Vote Required; Recommendation

The approval of a majority of the votes cast by holders of Common Shares in person or by proxy at the Annual Meeting in the ratification of the appointment of the independent registered public accounting firm is required to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm. The Board of Trustees unanimously recommends that the shareholders vote “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm.

MANAGEMENT

Trustee Meetings and Attendance

During 2008, the Board of Trustees held five meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings and had numerous telephonic discussions, the Nominating and Corporate Governance Committee held three meetings and the Investment/Capital Markets Committee had numerous informal telephonic discussions to discuss transactions. The Board of Trustees believes consistent attendance with a minimum of missed meetings is important in carrying out the responsibilities of being a Trustee. The average attendance in the aggregate of the total number of Board of Trustees and committee meetings was 98%. No Trustee attended fewer than 93% of the aggregate of all meetings of the Board of Trustees and applicable committee meetings.

The Company does not have a formal policy requiring Trustees to be present at Annual Meetings, although the Company does encourage their attendance. All of the Company’s Trustees attended the 2008 Annual Meeting.

Trustees and Executive Officers

The Trustees and executive officers of the Company as of the date of this Proxy Statement are as follows:

Name	Age	Office Held	Year First Became Officer/Trustee	Term Expires
Kenneth F. Bernstein	47	Trustee and Chief Executive Officer	1998	2009
Lee S. Wielansky	57	Trustee; Independent Lead Trustee	2000	2009
Douglas Crocker II	69	Trustee	2003	2009
Lorrence T. Kellar	71	Trustee	2003	2009
Suzanne M. Hopgood	59	Trustee	2004	2009
Wendy Luscombe	57	Trustee	2004	2009
William T. Spitz	57	Trustee	2007	2009
Joel Braun	57	Executive Vice President and Chief Investment Officer	1998	—
Jonathan Grisham	51	Senior Vice President and Chief Accounting Officer	1998	—
Joseph Hogan	58	Senior Vice President and Director of Construction	1999	—
Robert Masters	64	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	1998	—
Joseph M. Napolitano	44	Senior Vice President, Chief Administrative Officer	1998	—
Michael Nelsen	62	Senior Vice President and Chief Financial Officer	2003	—

Biographical information with respect to Messrs. Bernstein, Crocker, Kellar, Spitz and Wielansky, and Mss. Hopgood and Luscombe is set forth under “PROPOSAL 1—ELECTION OF TRUSTEES,” above.

Joel Braun, age 57, has been Chief Investment Officer of the Company since August 1998. Mr. Braun was a Senior Vice President of the Company from August 1998 until January 2007 when he was named Executive Vice President. Mr. Braun is responsible for all of the Company’s merger and acquisition activities. Previously, Mr. Braun was Vice President of Acquisitions for RD Capital, Inc. Mr. Braun holds a Bachelor’s Degree in Business Administration from Boston University and a Master’s Degree in Planning from The Johns Hopkins University.

Jonathan Grisham, age 51, has been Chief Accounting Officer of the Company since February 2005. Previously, Mr. Grisham was the Director of Financial Reporting since the Company’s formation. Prior to this, he served as controller at Mark Centers Trust from 1993 to 1998. From 1987 through 1992, Mr. Grisham was a supervisor in the public accounting firm of Aronson & Company in Washington, DC. Mr. Grisham is a Certified Public Accountant and holds a Master’s Degree in Finance from Kings College and a Bachelor’s of Science Degree in Accounting from George Mason University.

Joseph Hogan, age 58, has been a Senior Vice President and Director of Construction since 1999. From 1994 to 1999, Mr. Hogan served as Vice President with Kimco Realty Corporation, where he was responsible for retail and commercial construction projects for Kimco and its third party customers. Prior to joining Kimco, he was with Konover Construction Company located in West Hartford, Connecticut, where he was responsible for construction projects throughout the eastern half of the United States.

Robert Masters, Esq., age 64, has been a Senior Vice President, the General Counsel, Chief Compliance Officer and Secretary of the Company since 1998 and was previously General Counsel of RD Capital, Inc. since 1994. Prior to that, Mr. Masters was General Counsel for API Asset Management for over five years, Senior Vice President, Deputy General Counsel for European American Bank from 1985 to 1990, and Vice President and Counsel for National Westminster Bank from 1977 to 1985. Mr. Masters received his Bachelor of Arts from the City University of New York and his Juris Doctorate from New York University Law School. Mr. Masters is a member of the New York State Bar.

Joseph M. Napolitano, age 44, has been Senior Vice President and Chief Administrative Officer of the Company since April 2007. He is accountable for managing the Company’s human resources, information technology, corporate performance management and business planning functions. Previously, he held the position of Senior Vice President, Director of Operations. Mr. Napolitano has been with the company since January 1995, and has over twenty years of real estate experience. Mr. Napolitano holds a Bachelor’s Degree in Business Administration from Adelphi University, and is a Human Capital Strategist (HCS) as certified by the Human Capital Institute, and is a Certified Property Manager (CPM) by the Institute of Real Estate Management.

Michael Nelsen, age 62, has been the Chief Financial Officer and a Senior Vice President of the Company since March 2003. Prior to joining the Company, Mr. Nelsen was the President of G. Soros Realty, Inc. and Director of Real Estate for Soros Private Funds Management LLC from 1994 to 2003. His responsibilities included asset/portfolio management of real estate operations, financial reporting, financings, asset acquisitions and dispositions. From 1969 to 1980 he was an employee, and from 1981 to 1994, he was a partner, of the public accounting firm of Berdon LLP (formerly David Berdon & Co.). Mr. Nelsen graduated from Bernard M. Baruch School of Business in 1969 and has been a Certified Public Accountant since 1971.

Committees of the Board of Trustees

The Board of Trustees has standing Audit, Compensation, Nominating and Corporate Governance and Investment/Capital Markets Committees. The functions of each committee are detailed in its respective committee charter, which are available on the Company’s website at www.acadiarealty.com in the “Investors—Corporate Governance” section. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement.

The Company’s current standing committees are as follows:

NAME	AUDIT COMMITTEE		COMPENSATION COMMITTEE		NOMINATING AND CORPORATE GOVERNANCE COMMITTEE		INVESTMENT/ CAPITAL MARKETS COMMITTEE
EMPLOYEE TRUSTEE
Kenneth F. Bernstein	—		—		—		X	(2)
NON-EMPLOYEE TRUSTEES
Lee S. Wielansky	—		—		—		X
Douglas Crocker II	—		X		X		X	(1)
Lorrence T. Kellar	X	(1)	X		—		—
Suzanne M. Hopgood	X		—		X	(1)	—
Wendy Luscombe	X		—		X		—
William T. Spitz	—		X	(1)	—		X

(1)	Chairman of the committee.

(2)	Ex-Officio member of the committee.

Audit Committee

The Audit Committee is empowered to engage the Company’s independent registered public accounting firm and review the scope and results of the audit. The Audit Committee examines the accounting practices and methods of control and the manner of reporting financial results. These reviews and examinations include meetings with independent auditors, staff accountants and representatives of management. The results of the Audit Committee’s examinations and the choice of the Company’s independent registered public accounting firm are reported to the full Board of Trustees. The Audit Committee includes no officers or employees of the Company or its majority-owned subsidiary, Acadia Realty Limited Partnership, a Delaware limited partnership of which the Company serves as general partner (the “Operating Partnership”). The Audit Committee held eight meetings during the last fiscal year. See “Report of the Audit Committee.”

The Audit Committee Charter requires that the Audit Committee be comprised of at least three members, each of whom is “independent,” as defined by the listing standards of the New York Stock Exchange and at least one of whom is an “audit committee financial expert” as that term is defined by the SEC.

The following Trustees are members of the Audit Committee: Mr. Kellar (Chair), Ms. Luscombe and Ms. Hopgood. Mr. Kellar and Ms. Luscombe have served as members of the Audit Committee since the 2004 annual meeting, and Ms. Hopgood was appointed as a member in August 2004. The Board of Trustees has determined that each of these members meets the independence requirements for members of audit committees prescribed by the listing standards of the New York Stock Exchange. Mr. Kellar serves on the audit committees of three other public companies which the Board of Trustees has determined does not impair his ability to serve effectively on the Company’s Audit Committee. The Board of Trustees has determined that Mr. Kellar, Ms. Hopgood and Ms. Luscombe are each an “audit committee financial expert” as that term is defined by the SEC. See the biographical information in “PROPOSAL 1—ELECTION OF TRUSTEES” for their relevant experience.

Compensation Committee

The Compensation Committee is responsible for administering the Company’s 1999, 2003 and 2006 Share Incentive Plans (the “1999, 2003 and 2006 Plans”) and recommending to the full Board the compensation of the executive officers of the Company, including the Chief Executive Officer. In addition, the Compensation Committee evaluates the Chief Executive Officer’s performance, coordinates and reviews the Company’s succession plans related to the Chief Executive Officer and other executive officers and reports the status of such plans to the Board annually.

The Compensation Committee held six meetings and had numerous telephonic discussions during the last fiscal year.

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

The members of the Compensation Committee during the last fiscal year were Messrs. Spitz (Chair), Kellar and Crocker and, for a portion of the 2008 fiscal year (from January 1 through May 14, 2008), Alan Forman, a former Trustee of the Company. Mr. Spitz and Mr. Crocker have served as members since 2007 and Mr. Kellar has served as a member since 2004. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. See “Acadia Realty Trust Compensation Committee Report.”

For information relating to the compensation consultant hired by the Compensation Committee, please refer to the discussions under the headings “Specific Elements of Acadia Realty Trust’s Executive Compensation Program—A. Base Salaries,” “V. Benchmarking” and “VIII. Specific 2008 Decisions and 2009 Changes” in “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and performance of the Board of Trustees and recommending to the Board, nominees for Trustees and Board committees. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board changes in the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee charter requires the Nominating and Corporate Governance Committee to be comprised of at least two members, each of whom is independent as defined by the listing standards of the New York Stock Exchange.

Members of the Nominating and Corporate Governance Committee during the last fiscal year were Ms. Hopgood (Chair), who has served since the 2004 annual meeting, Ms. Luscombe, who has served since the 2005 annual meeting and Mr. Crocker, who has served since August 2005. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Nominating and Corporate Governance Committee held three meetings during the last fiscal year.

The Nominating and Corporate Governance Committee will consider all shareholder recommendations for candidates for the Board of Trustees. All shareholder recommendations should be sent to the Committee, at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260 White Plains, NY 10605, Attention: Corporate Secretary, and should include all information relating to such person that is required to be disclosed in a proxy statement for the election of Trustees or is otherwise required pursuant to Regulation l4A under the Exchange Act. Shareholders must also include the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Trustee if elected. Furthermore, the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made must include their names and addresses as they appear on the Company’s books, as well as the class and number of Common Shares of the Company that they beneficially own. The Committee may identify other candidates, if necessary, through recommendations from directors, management, employees or outside consultants.

The Committee will review candidates in the same manner regardless of the source of the recommendation. Under the Company’s Bylaws, a shareholder must deliver notice of nominees for Trustee to the Company’s Corporate Secretary not less than 60 days and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Trustee Qualifications and Review of Trustee Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Trustees regarding the size and composition of the Board. The Nominating and Corporate Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent Trustees required by applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company to execute its strategic plan and achieve its objectives. In the event the Nominating and Corporate Governance Committee determines that additional expertise is needed on the Board or there is a vacancy, the Nominating and Corporate Governance Committee expects to use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

The Company’s strategic plan can be summarized in the following broad categories:

•	Maintain a strong balance sheet.

•	Maintain a strong core portfolio.

•	Enhance the Company’s external growth platform.

•	Utilize its experienced management team.

In evaluating a Trustee candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of the candidate; the potential contribution of the candidate to the diversity of backgrounds, experience and competencies required by the Board; the candidate’s ability to devote sufficient time and effort to his or her duties as a Trustee; independence and willingness to consider all strategic proposals and oversee the agreed upon strategic direction of the Company; and any other criteria established by the Board as well as other core competencies or technical expertise necessary to fill all of the Board committees.

Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas. The skills include:

•	General real estate experience;

•	Opportunity fund experience;

•	Asset management experience;

•	REIT experience;

•	Financial expertise;

•	Real estate development experience;

•	Public company board service;

•	Corporate governance expertise;

•	CEO experience;

•	Experience in risk management; and

•	Experience in mergers and acquisitions (“M&A”).

Set forth below are summaries of the skill sets of the nominees.

Mr. Crocker possesses extensive CEO, board, financial and real estate experience including:

•	Served as CEO of Equity Residential, a publicly traded REIT, for 10 years.

•	Currently sits on the boards of several REIT’s.

•	Served on the audit committee of a number of boards of publicly traded companies.

•	Over 40 years of real estate experience.

Ms. Hopgood brings to the board, CEO experience, real estate portfolio management and development experience, public company board service and a strong corporate governance background. Highlights of Ms. Hopgood’s experience include:

•	Past CEO of both public and private companies.

•	Real estate portfolio management and development experience ($1 billion fund).

•	Served on the boards of five public companies, and as chairman of two of those boards.

•	Expertise in running troubled companies and analyzing risk.

•	Director of In-Boardroom Advisory Services for the NACD overseeing RiskMetrics-certified education.

•	Qualifies as an “audit committee financial expert” as that term is defined by the SEC.

•	Served on the audit committee of four other public companies, and has served as chair of one of them.

•	Sits on the board of the Standards Oversight Committee of the Institute of Internal Auditors.

Mr. Kellar possesses extensive real estate development, public company board, asset management and M&A experience, as well as financial expertise. Mr. Kellar’s experience includes:

•	Over 40 years of real estate operating and development experience.

•	Extensive experience managing financial functions including general accounting, audit, finance, and treasury.

•	An “audit committee financial expert” as that term is defined by the SEC.

•	Has served on the board of eight public companies and was the chairman of two of them.

•	Served as chair of both the City of Cincinnati and Kroger pension funds.

•	Chaired the Bartlett Management Trust mutual fund group.

•	Has been involved in a number of M&A transactions while with Kroger, U.S. Shoe and BT Office Products International.

Ms. Luscombe has an extensive real estate operational background, CEO experience, asset management experience, extensive board service and a strong corporate governance background. In addition, Ms. Luscombe brings financial expertise to the Board. Highlights of Ms. Luscombe’s skills and experience include:

•	CEO of one of the largest public equity REITs in the United Stated for ten years.

•	CEO of a UK urban renewal developer for two years.

•	Experience in all assets types including, among others, regional malls, community shopping centers and mixed use.

•	Has served as an independent director for nearly 30 years and has served on all board committees including audit, compensation, investment and nominating and corporate governance.

•	Serves on the NACD faculty that conducts in-board training.

•	Was one of the first governors of NAREIT.

•	Launched three successful contested REIT takeovers.

•	Qualifies an “audit committee financial expert” as that term is defined by the SEC.

Mr. Spitz has extensive asset management experience as well as real estate development, board, fund, and REIT experience. Mr. Spitz also possesses financial expertise. Mr. Spitz’s experience includes:

•	Vice Chancellor for Investments and Treasurer of Vanderbilt University for over 20 years.

•	Responsible for managing the University’s multi-billion dollar endowment fund.

•	Held various high-level positions with successful asset management companies.

•	Has served on the board of several companies.

•	Served on multiple fund advisory committees, including, previously, the Company’s fund advisory boards.

•	Involved in numerous real estate development projects.

•	A former director of a private REIT.

•	Served on the audit committee of MassMutual.

•	A chartered financial analyst.

Mr. Wielansky has extensive real estate development, public company board, fund, asset management and CEO experience including:

•	Over 36 years of real estate development experience.

•	Has developed over 150 shopping centers.

•	Chairman and CEO of Midland Development Group, Inc., which focuses on the development of retail properties in the mid-west and southeast, since May 2003.

•	Has sat on the boards of four public companies and currently sits on three.

•	Has served on compensation and audit committees.

•	Currently sits on the corporate governance committee for Pulaski Bank.

•	Currently the Lead Trustee of the Company and has served as such since 2004.

•	Overseen the Angelo Gordon/ Midland Investment Fund

•	Serves as an advisor to the Company for its fund business.

•	Responsible for the asset management of 100 properties, accounting for over 11 million square feet.

•	Former CEO of JDN Development Company.

•	Former Senior Vice President and Director of Regency Centers.

Investment/Capital Markets Committee

The Investment/Capital Markets Committee (the “Investment Committee”) has been established for the primary purpose of (i) screening all transactions that are within certain defined pre-approval limits to ensure such transactions are within such limits, (ii) acting as the pricing committee for all equity offerings and (iii) for other investments and capital market transactions, and to exercise such authority as is given to it from time to time by the Board of Trustees. The Investment Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

The Investment Committee charter requires that it be comprised of at least three members, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Company’s Chief Executive Officer is an ex-officio member of the Investment Committee. Messrs. Crocker (Chair) and Wielansky have served as the members of the Investment Committee since the 2004 Annual Meeting and Mr. Spitz has served since 2007. The Board of Trustees has determined that each of these members is independent within the meaning of the listing standards of the New York Stock Exchange. The Investment Committee had numerous telephonic discussions on transactions during the last fiscal year.

Executive Sessions

Non-management Trustees meet regularly in executive sessions without management. “Non-management” Trustees are all those who are not Company officers and include Trustees, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. Executive sessions are led by the “Lead Trustee.” An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Lead Trustee in his own discretion or at the request of the Board. Mr. Wielansky is the current Lead Trustee.

Communication with Trustees

You may communicate directly with the Board of Trustees by sending correspondence to the Company’s Corporate Secretary at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605. The sender should indicate in the address whether it is intended for the entire Board, the independent Trustees as a group, or to an individual Trustee. Each communication intended for the Board or independent Trustees received by the Corporate Secretary will be promptly forwarded to the intended recipients in accordance with the sender’s instructions.

Other Corporate Governance Initiatives

The Company has adopted a Code of Ethics for Senior Financial Officers as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Senior Vice President—Chief Financial Officer, Senior Vice President—Chief Accounting Officer, Vice President—Controller, Vice President—Financial Reporting, Director of Taxation and Assistant Controllers and all professionals in finance and finance-related departments. The Company also has a Code of Business Conduct and Ethics that applies to the Company’s Trustees, officers and employees.

The Company regularly monitors developments in the area of corporate governance and continues to enhance the Company’s corporate governance structure based upon a review of new developments and recommended best practices. The Company’s corporate governance materials, including the Company’s Corporate Governance Guidelines, Code of Business Conduct Ethics, Whistle Blower Policy, Code of Ethics for Senior Financial Officers and standing committee charters may be found on the Company’s web site at www.acadiarealty.com in the “Investors—Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to the Company’s Corporate Secretary, Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.

The Company intends to satisfy its disclosure obligations under Item 5.05 of Form 8-K by posting information about amendments to, or waivers from a provision of the Code of Ethics that applies to the Company’s Chief Executive Officer, Senior Vice President—Chief Financial Officer, Senior Vice President—Chief Accounting Officer, Vice President—Controller, Vice President—Financial Reporting, Director of Taxation, Assistant Controllers or persons performing similar functions in the “Investors—Corporate Governance” section of the Company’s website at www.acadiarealty.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company’s authorized capital consists of 100,000,000 Common Shares. As of March 31, 2009, the Company had 33,916,992 Common Shares outstanding, which shares were held by 335 record holders. In addition, as of March 31, 2009, the Company had 673,528 units of limited partnership interest in the Operating Partnership (“OP Units”) outstanding.

The Company is not aware of any person or any group within the meaning of Section 13(d)(3) of the Exchange Act that is the beneficial owner of more than five percent of any class of the Company’s voting securities other than as set forth in the table below. The Company does not know of any arrangements at present, the operation of which may, at a subsequent date, result in a change in control of the Company.

The following table sets forth, as of March 31, 2009, certain information concerning the holdings of each person known to the Company to be beneficial owner of more than five percent of the Common Shares at March 31, 2009, all Common Shares beneficially owned by each Trustee, each nominee for Trustee, each Named Executive Officer named in the Executive Compensation Summary table appearing elsewhere herein and by all Trustees, and Named Executive Officers as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned		Percent of Class
5% Beneficial Owners
Entities Affiliated with Morgan Stanley (1)	3,420,396		10.08
Entities Affiliated with Barclays Global Investors, NA. (2)	2,667,919		7.87
The Vanguard Group, Inc. (3)	2,512,850		7.41
Entities Affiliated with Invesco Ltd, (4)	2,116,769		6.24
Cohen & Steers Capital Management, Inc. (5)	1,883,537		5.55
Entities Affiliated with Goldman Sachs Asset Management, L.P. (6)	1,760,919		5.19
Trustees and Executive Officers (7)
Kenneth F. Bernstein	906,905	(8)	2.62
Joel Braun	70,012	(9)	*
Robert Masters	52,843	(10)	*
Joseph Hogan	36,562	(11)	*
Michael Nelsen	20,333	(12)	*
Douglas Crocker II	21,823	(13)	*
Alan Forman	11,000	(14)	*
Suzanne M. Hopgood	17,371	(15)	*
Lorrence T. Kellar	33,499	(16)	*
Wendy Luscombe	17,949	(17)	*
William T. Spitz	10,207	(18)	*
Lee S. Wielansky	30,167	(19)	*
All Executive Officers and Trustees as a Group (14 persons)	1,270,369	(20)	3.67

Notes:

*	Represents less than 1%.

(1)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G/A (the “Morgan Stanley 13G”) dated March 10, 2009, filed by Morgan Stanley and Morgan Stanley Investment Management Inc.

According to the Morgan Stanley 13G, the securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley.

The principal business office address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The principal business office address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue New York, NY 10036. According to the Morgan Stanley 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Morgan Stanley	2,423,693	139	3,420,396	—
Morgan Stanley Investment Management Inc.	2,133,974	139	3,130,677	—

(2)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Barclays 13G”) dated February 5, 2009, filed by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG.

According to the Barclays 13G, the Common Shares reported are held by the various entities affiliates with Barclays in trust accounts for the economic benefit of the beneficiaries of those accounts.

The principal business office address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The principal business office address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The principal business office address of Barclays Global Investors Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan. The principal business office address of Barclays Global Investors Canada Limited is Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1. The principal business office address of Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220. The principal business office address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany. According to the Barclays 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Barclays Global Investors, NA	1,071,784	—	1,227,662	—
Barclays Global Fund Advisors	1,020,240	—	1,388,557	—
Barclays Global Investors, LTD	18,839	—	39,498	—
Barclays Global Investors Japan Limited	12,202	—	12,202	—
Barclays Global Investors Canada Limited	—	—	—	—
Barclays Global Investors Australia Limited	—	—	—	—
Barclays Global investors (Deutschland) AG	—	—	—	—

(3)

Other than the information relating to its percentage of ownership of the Company’s common stock, the beneficial ownership information with respect to The Vanguard Group Inc. (“The Vanguard Group”) is based solely on a Schedule 13G (the “Vanguard 13G”) dated February 13, 2009, filed by The Vanguard Group.

According to the Vanguard 13G, Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 41,382 Common Shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares.

The principal business office address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355. According to the Vanguard 13G, The Vanguard Group’s ownership of the Company’s common stock is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
The Vanguard Group	41,382	—	2,512,850	—

(4)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Invesco 13G”) dated February 12, 2009, filed by Invesco Ltd, Invesco Institutional (N.A.), Inc, Invesco Global Asset Management (N.A.), Inc, Invesco Management S.A. and Invesco PowerShares Capital Management LLC

The principal business office address of Invesco Ltd. is 1555 Peachtree Street NE, Atlanta, GA 30309. According to the Invesco 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Invesco Institutional (N.A.), Inc.	1,527,455	22,800	2,054,141	13,600
Invesco Global Asset Management (N.A.), Inc.	—	—	44,140	—
Invesco Management S.A.	1,500	—	1,500	—
Invesco PowerShares Capital Management LLC	3,388	—	3,388	—

(5)

Other than the information relating to their percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to these entities is based solely on a Schedule 13G (the “Cohen & Steers 13G”) dated February 17, 2009, filed by Cohen & Steers, Inc.

The principal business office address of Cohen & Steers Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue 10th Floor New York, NY 10017. The principal business office address of Cohen & Steers Europe S. A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium. According to the Cohen & Steers 13G, the reporting entities ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Cohen & Steer, Inc.	1,706,759	—	1,883,537	—
Cohen & Steers Capital Management, Inc.	1,687,923	—	1,864,701	—
Cohen & Steers Europe S.A.	18,836	—	18,836	—

(6)

Other than the information relating to its percentage of ownership of the Company’s Common Shares, the beneficial ownership information with respect to Goldman Sachs Asset Management, L.P. (“Goldman Sachs”) is based solely on a Schedule 13G dated February 11, 2009, filed by Goldman Sachs (“Goldman Sachs 13G”).

The principal business office address of Goldman Sachs is 32 Old Slip New York, NY 10005. According to the Goldman Sachs 13G, Goldman Sachs ownership of the Company’s Common Shares is as follows:

Number of shares beneficially owned by each reporting person with:

	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Goldman Sachs	—	1,760,919	—	1,760,919

(7)	The principal business office address of each such person is c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605.

(8)

The Common Shares beneficially owned by Mr. Bernstein in his individual capacity consist of (i) 331,255 OP Units which are immediately exchangeable into a like number of Common Shares and 2,284 vested LTIP Units, (ii) 267,466 Common Shares and (iii) 305,900 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans.

(9)

Represents (i) 6,667 OP Units which are immediately exchangeable into a like number of Common Shares and 860 LTIP Units of, (ii) 49,245 Common Shares and (iii) 13,240 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans.

(10)	Represents (i) 46,097 Common Shares, (ii) 357 LTIP Units and (iii) 6,389 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans.

(11)	Represents (i) 30,533 Common Shares, (ii) 365 LTIP Units and (iii) 5,664 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans.

(12)	Represents (i) 14,036 Common Shares, (ii) 633 LTIP Units and (iii) 5,664 vested options issued pursuant to the 2003 and 2006 Share Incentive Plans.

(13)	Represents 10,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans and 11,823 Common Shares.

(14)	Represents 11,000 vested options issued pursuant to the 1999 and 2003 Share Incentive Plans

(15)	Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan and 8,371 Common Shares.

(16)	Represents 10,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan and 23,499 Common Shares.

(17)

Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plan, 6,314 Common Shares and 2,635 deferred Common Shares that will be payable upon the Trustee’s termination of service with the Company.

(18)	Represents 10,207 Common Shares.

(19)	Represents 9,000 vested options issued pursuant to the 1999, 2003 and 2006 Share Incentive Plans and 21,167 Common Shares.

(20)	See Notes (8) through (19).

ACADIA REALTY TRUST
COMPENSATION COMMITTEE REPORT (1)

Executive Summary

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on this review and discussion, has recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and the Company’s Proxy Statement. The members of the Compensation Committee for the 2008 fiscal year were Messrs. Spitz, Kellar, and Crocker and for the period January 1 through May 14, 2008, Alan Forman, a former Trustee of the Company.

COMPENSATION COMMITTEE

William T. Spitz, Chairman
Lorrence T. Kellar
Douglas Crocker II

(1)

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION DISCUSSION AND ANALYSIS

Discussed and analyzed below are the Company’s compensation programs for its Named Executive Officers who are included in the Summary Compensation Table on page 25 (collectively, the “Named Executive Officers or NEOs”).

I. Objectives of Acadia Realty Trust’s Executive Compensation Program

The Company’s success depends on developing, motivating and retaining executives who have the skills and expertise to lead a fully integrated, self-managed and self-administered equity REIT. In designing its executive compensation program, the Company seeks to give the Board of Trustees, the shareholders, and the management team a clear understanding of how total compensation is determined. The ultimate goals for all parties involved are fairness, transparency, predictability, retention and performance maximization.

The executive compensation program is designed to help the Company achieve the objectives that are reflected in the Compensation Committee’s Charter which is available on the Company’s website at www.acadiarealty.com in the “Investors—Corporate Governance” section.

The Compensation Committee’s executive compensation objectives are as follows:

1.	Motivating the Company’s Named Executive Officers to create maximum shareholder value.

2.	Providing incentives to the Company’s Named Executive Officers that reward dedication, hard work and success.

3.	Providing a compensation program that ensures “pay for performance.”

4.	Aligning the interests of the Company’s Named Executive Officers and shareholders as closely as possible.

5.	Aligning the interests of the Company’s Named Executive Officers and the Company’s external fund investors as closely as possible.

6.	Creating the right mix of long-term incentives to motivate and to retain the Company’s Named Executive Officers.

7.	Creating an incentive compensation program that can go beyond the Company’s Named Executive Officers and be utilized throughout the organization.

The following sections describe the components of the Company’s executive compensation program and the process for determining the compensation of the Named Executive Officers (except for the Chief Executive Officer (“CEO”)). The process includes input from the CEO, the Compensation Committee and the Board of Trustees and an objective review of the Company’s performance, the individual Named Executive Officer’s performance and the individual Named Executive Officer’s unit performance. For a discussion of compensation for the members of the Board of Trustees, see “Board of Trustees Compensation.”

II. Specific Elements of Acadia Realty Trust’s Executive Compensation Program

The Company’s executive compensation program reflects the Company’s desire to have a compensation structure that has sufficient depth to encourage its management team to meet the short-term and long-term objectives described above (see the discussion under “Objectives of Acadia Realty Trust’s Executive Compensation Program”), but also sufficient clarity to ensure that the Board of Trustees, shareholders and the management team have an understanding of how total compensation is determined. The Company’s executive compensation program’s overall guiding principle of “pay for performance” consists of four main elements:

(A)	Minimal base salaries

(B)	A discretionary, performance-based incentive compensation

(C)	Post-employment severance and change in control payments

(D)	Standard employee benefit plans

A. Base Salaries

The starting point for the Company’s executive compensation program is an annual base salary. The Compensation Committee recommends to the full Board of Trustees the base salaries for the Named Executive Officers as fixed amounts to provide the minimal amount of compensation that a Named Executive Officer will receive in a given year. Base salaries are reviewed annually and adjusted to reflect market data, individual circumstances, such as promotions, as well as the Company’s performance and existing economic conditions.

The Compensation Committee’s base salary recommendations for the Named Executive Officers are generally made on a discretionary basis from year to year, with the objective of providing a minimal base salary and placing an emphasis on incentive based compensation. Market data provided by The Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc. (“SMG” or “Compensation Committee Consultant”) related to the base salaries of the Company’s peer group (the “Peer Group”) is also used by the Compensation Committee to determine base salary recommendations. The Compensation Committee does not think narrow quantitative measures or formulas are sufficient for determining the Named Executive Officers’ compensation. The Compensation Committee has decided to compensate the Named Executive Officers, with the exception of the CEO and the Chief Investment Officer (“CIO”), with comparable levels of base salary and to differentiate for individual performance through performance incentive awards. The Compensation Committee evaluates the CEO’s compensation by taking into consideration the salary of CEOs among the Peer Group, Mr. Bernstein’s contributions to the Company’s business, the Company’s success and his career experience. The Compensation Committee does not give specific weights to the factors considered, but the primary factors are the CEO’s contributions and business results.

The Compensation Committee engaged SMG as its independent third party consultant to obtain executive compensation information for the Peer Group. The Peer Group compensation information provided by SMG, at the direction of the Compensation Committee, for each executive position included, among other things, base salary, cash annual incentive award levels, long-term incentives awards and total compensation at the 25th, 50th, and 75th percentiles and the average. SMG serves only as an advisor to the Compensation Committee by providing data relevant to REIT peers and discussing compensation practices as directed by the Compensation Committee. SMG also reviews proposed recommendations made to the Compensation Committee by management and provides commentary regarding the reasonableness of such pay programs and pay level adjustments.

B. Performance Incentive Compensation

The Compensation Committee and the Board of Trustees have sought to emphasize long-term performance through shifting the emphasis for executive compensation from cash bonuses to Restricted Shares, long term restricted partnership units (“LTIP Units”) and a newly created Long Term Investment Alignment Program (described below). Incentive awards reflect the Compensation Committee’s recommendations to the full Board of Trustees because they are based on the committee’s assessment of corporate, unit and individual performance of each Named Executive Officer (with the assistance of the CEO for Named Executive Officer’s other than himself) and all are discretionary. The Compensation Committee makes incentive compensation recommendations at its January meeting for subsequent approval by the Board of Trustees, with incentive awards being made in the first quarter of each year for the prior year performance.

In keeping with the long-term and highly technical nature of the Company’s business, the Compensation Committee places significant emphasis on a long-term approach to executive compensation while balancing the short-term needs of its executives. Incentive awards are discretionary and based on the Company’s, the Named Executive Officer’s and Named Executive Officer’s Unit’s performance and are intended to develop and retain strong management through, in part, cash bonuses, but with an emphasis on share ownership and incentive awards whose value will vary depending on future corporate and external investment performance. These ownership opportunities and awards also provide a retention benefit, as they vest in the future. They include benchmarking so that higher performance is required. The Company has historically used Restricted Shares and options to purchase Common Shares issued under its 1999, 2003 and 2006 Share Incentive Plans, principally through its Restricted Share Bonus Program (described below) and LTIP Units as its primary form of long-term incentive compensation. Because the Company’s long-term incentive program is designed to motivate the Company’s Named Executive Officers, the Company does not consider prior amounts realized in setting future compensation levels.

(1) Long Term Incentive Program Units

In 2007, the Compensation Committee recommended and the Board of Trustees approved a program to issue LTIP Units to the Named Executive Officers as part of an LTIP Unit program that granted a choice between LTIP Units and Restricted Shares for 2007 and 2008. LTIP Units are similar to Restricted Shares but unlike Restricted Shares, provide for a quarterly partnership distribution in a like amount as paid to holders of common partnership units. The LTIP Units are convertible into common partnership units and Common Shares upon vesting. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates, is five years from the date of grant.

(2) Restricted Shares

Restricted Shares generally carry many of the rights of unrestricted Common Shares, but may not be transferred, assigned or pledged until the recipient has a vested, non-forfeitable right to these shares. Vesting, which is subject to the recipient’s continued employment with the Company through the applicable vesting dates occurs pro rata over five years from the date of grant. In addition, the vesting of a certain portion of the Restricted Shares is contingent upon the Company’s shareholder return exceeding certain thresholds in the year such vesting is scheduled to occur. (See the discussion below under “Method for Determining Executive Compensation”).

(3) Stock Options

Although the Company has the discretion to award options pursuant to the 1999, 2003 and 2006 Share Incentive Plans, it has not done so in the last three years and has no present intention to do so,

which consistent with industry and marketplace practices that are moving toward Restricted Shares, LTIP Unit and other incentive based awards.

(4) Long Term Investment Alignment Program

In reviewing overall compensation for the Named Executive Officers, the Company continually seeks methods to enhance its “pay for performance” philosophy. In an effort to further ensure that management’s investment focus remains on the ultimate success of the investment, for 2009, the Compensation Committee of the Company’s Board of Trustees recommended and the full Board approved the addition of a new component of compensation called the Long Term Investment Alignment Program (the “Program”). The Program provides an incentive for high, long-term performance. The Company’s current business model aims to create shareholder value by increasing earnings through the profitable management of joint venture investment funds. As described herein, the Board of Trustees believes this form of compensation greatly benefits the Company’s stockholders.

The Program is designed to accomplish the following:

•	Reward management for true, long-term performance and not simply for making investment decisions without consideration of actual value realized.

•

Motivate management to deliver superior returns to external investors through strategic investments and successful liquidation of Acadia Strategic Opportunity Fund III LLC (“Fund III”) and thereby increasing shareholder value.

•	Provide a retention tool for years to come.

•	Further align the interests of management and shareholders and external investors.

The Program is directly tied to the actual performance of Fund III and is designed as follows: The Company is entitled to a profit participation (the “Promote”) of 20% of all cash distributed from Fund III in excess of (i) the return of all invested capital and (ii) the 6% preferred rate of return (i.e., 6% IRR). Fund III’s total committed capital is $502.5 million of which $ 96.5 million is currently invested. Thus, if all of Fund III’s committed capital is invested, the investors are entitled receive a return of $502.5 million plus all accrued preferred return thereon before the Promote is paid. If and when the investors receive the return of their capital and the 6% preferred return, the Company is entitled to 20% of each additional dollar distributed as the Promote. Under the Program, the Company may award up to 25% of its Promote to senior executives, or 5% of each dollar distributed by Fund III after the preferred return has been paid to investors. Each individual’s allocation of the 25% of the Promote awarded to senior executives will include time-based, annual vesting pro rata over a five year period from the grant date.

If the Fund III investors do not receive a return of and return on all their invested capital and the 6% preferred return, no Promote will be paid to the Company and senior executives will receive no compensation under the Program. Furthermore, Fund III’s Promote is not triggered until the return of and return on all of Fund III’s invested capital. There is no interim profit participation on a transaction by transaction basis and thus a greater emphasis is placed on all investments being carefully selected and managed for the long term. The Program increases the alignment between senior executives and the Fund III investors. Additionally, it should be noted that the Company is a significant Fund III investor, with almost a 20% investment. The long term success of Fund III benefits the Company, and thus shareholders, through both its capital investment and the Promote.

In 2009, the awards listed below, as a percentage of the potential Promote, were made. In the future, the Compensation Committee and the Board of Trustees may or may not recommend or approve awards to executive officers of additional allocations up to the permitted 25%.

Name	Percentage
Kenneth F. Bernstein	6.25%
Joel Braun	2.5%
Michael Nelsen	.75%
Joseph Hogan	.625%
Robert Masters	.75%

C. Post-employment Severance and Change in Control Payments; Recoupment of Awards

The Company offers post-employment severance and change in control (within the meaning of the 1999, 2003 and 2006 Share Incentive Plans “Change in Control”) payments to its Named Executive Officers based on the circumstances of termination. The Company includes severance and Change in Control payments as an element of its executive compensation structure to support the compensation elements described above. These payments provide an incentive for Named Executive Officers to achieve the performance goals described above by providing assurance that past achievements will be recognized in certain circumstances in which the Company experiences a Change in Control or the Named Executive Officer experiences a separation from service. However, the Company’s severance and Change in Control payment structure also serves an important retention function by providing for forfeiture of awards in appropriate circumstances, such as in the event of a termination for cause.

D. Standard Employee Benefit Plans

The Company provides a variety of medical, dental, life, disability and accidental death and dismemberment insurance policies that are generally available to all of its full-time employees. The Company also provides a contributory 401(k) savings plan to employees of the Company (the “401(k) Plan”), which provides for matching contributions of 50% up to the first 6% of the participant’s base salary. The All Other Compensation Table summarizes the matching contributions that the Company made to the Named Executive Officers under the 401(k) Plan for the fiscal years ended December 31, 2008, 2007 and 2006. The costs of these benefits constitute only a small percentage of each of the Company’s Named Executive Officer’s total compensation.

In 2003, the Company instituted the Acadia Realty Trust Employee Share Purchase Plan (the “Share Purchase Plan”). The Share Purchase Plan allows eligible employees of the Company to purchase, through payroll deductions, Common Shares of beneficial interest in the Company at a 15% discount to the closing price of the Company’s Common Shares on the either the first day or the last day of the quarter, whichever is lower. The Share Purchase Plan is designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company. The Company has reserved 100,000 Common Shares for issuance under the Share Purchase Plan. The Share Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the United States Internal Revenue Code, as amended, which allows an employee to defer recognition of taxes when purchasing Common Shares under such a plan. During 2008, 2007 and 2006, 7,499, 7,123 and 5,307 Common Shares, respectively, were purchased by employees under the Share Purchase Plan.

III. Method for Determining Executive Compensation

In evaluating executive compensation, the Compensation Committee considers an annual report and recommendations that the Company’s CEO provides (other than for himself) for the Company’s Named Executive Officers and other senior officers. In addition, the Compensation Committee Consultant advises the Compensation Committee on executive compensation. The Compensation Committee is responsible for recommending to the independent Trustees the CEO’s compensation. The CEO does not participate in approving his own compensation. The Compensation Committee continually focuses on attaining the right balance between company size, complexity of the business model and performance, and considers Peer Group data provided by compensation consultants and surveys with respect to other publicly-traded REIT’s of comparable size to the Company (see below for further information). The Compensation Committee uses the Peer Group data to compare the companies’ executive compensation programs as a whole and the total compensation of individual executives. The Committee does not identify a particular level of competitiveness with other companies, but tries to attain a target and range of compensation for each position that was competitive in the marketplace.

The Company’s size can impact management’s scope of responsibility and, thus, should be a component of the compensation analysis, but absolute and relative performance is also a critical component as well as the sophisticated nature of the Company’s business. The Compensation Committee also takes into account the complicated fund structure and the value-added nature of the

Company’s business when comparing executive compensation with companies of similar market capitalization but with less of a growth and redevelopment focus.

IV. How the Elements of Executive Compensation Interact and Affect Each Other

The Company believes the four elements of its executive compensation structure—minimal base salary, performance incentive compensation, post-employment severance and Change in Control payments and standard employee benefits—are well aligned with the Company’s seven overall executive compensation objectives listed above under “Objectives of Acadia Realty Trust’s Executive Compensation Program.” The Company believes that a well-proportioned mix of reliable compensation in the form of a base salary with compensation intended to provide incentives and rewards for dedication, hard work, and success in the form of performance incentive compensation will produce a high level of performance for the Company and will promote the Company’s “pay for performance” philosophy.

Overall, the Company’s Compensation Committee has endeavored to structure the total compensation of the Company’s Named Executive Officers in a manner that is competitive in the REIT industry, while emphasizing performance-based compensation more heavily than base salaries. In this way, the Company’s Named Executive Officers receive compensation that is as closely aligned as feasible with the interests of the Company’s shareholders. Further, the Company’s executive compensation structures advance the Company’s overall objectives by (i) maximizing retention, (ii) increasing motivation and (iii) aligning the Named Executive Officer with overall shareholder interests.

V. Benchmarking

In 2008, the Compensation Committee Consultant prepared a Peer Group analysis to determine the range of base salary, annual cash bonus and long-term compensation awards paid to executives in similar positions to the Company. The Peer Group constituents were determined based on several factors, including historical Peer Group companies, equity market capitalization, industry sector, business model and geographic location. The composition of the Peer Group may change from year to year based on market developments and merger and acquisition activity. The Peer Group analysis was based on information disclosed in 2008 Proxy Statements, which reported fiscal year 2007 compensation which is the most recent publicly available data. The Peer Group data is used as a tool to ensure that the Company’s compensation philosophy is consistent with current market practices and there is an appropriate link between performance and pay. Additionally, the Compensation Committee Consultant reviewed compensation structures and anticipated year over year adjustments in the private real estate environment but did not consider actual compensation levels. Such information was used as an additional reference point in considering the Long Term Investment Alignment Program described herein.

2008 Peer Group

Listed below are the 17 publicly-traded REITs in the 2008 Peer Group, with equity market capitalizations ranging from approximately $80 million to $4.8 billion with a median equity market capitalization of approximately $1.2 billion as compared to the Company’s equity market capitalization of approximately $462 million as of December 31, 2008. The Peer Group generally includes shopping center REITs but also includes select companies in the multi-family, mortgage, industrial and freestanding REIT sectors that also manage joint venture investment funds.

Camden Property Trust
Capital Trust, Inc.
CBL and Associates Properties, Inc.
Cedar Shopping Centers
Developers Diversified Realty
DCT Industrial Trust, Inc.
Equity One, Inc.
Federal Realty Investment Trust

Kimco Realty Corporation
National Retail Properties, Inc.
Pennsylvania Real Estate Investment Trust
ProLogis
Ramco-Gershenson Properties
Regency Centers Corp.
Tanger Factory Outlet Centers
Weingarten Realty Investors
W.P. Carey & Co. LLC

VI. Timing of Equity Grants

The Company does not in any way time its stock awards to the release of material non-public information. The CEO meets with the Compensation Committee in December or January of each year and recommends the stock awards to be granted for the current year. The Compensation Committee reviews the recommendations and then recommends the awards to the full Board of Trustees for approval. The awards are granted in the first quarter of the following year. There is no consequence for selling vested grants but the Company does encourage Named Executive Officers and Trustees to hold and has approved guidelines for ownership for Named Executive Officers and Trustees as follows:

(a) Stock Ownership Policy for Named Executive Officers and Trustees

The Board of Trustees has instituted a stock ownership policy (“SOP”), containing guidelines for Named Executive Officers and Trustees to own at all times a certain level of the Company’s Common Shares. This policy further aligns Named Executive Officers and Trustees’ interests with those of shareholders. The SOP has the additional purpose of helping the Company’s Named Executive Officers build wealth that they may use as a source of supplemental retirement income. Although not mandatory, the recommended targets are as follows:

•	Ten times salary plus bonus for the Chief Executive Officer

•	Four times salary plus bonus for the Chief Investment Officer

•	Three times salary plus bonus for other Named Executive Officers

•	Three times total annual fees for non-employee Trustees

As of December 31, 2008, the majority of the Named Executive Officers, including the CEO, met the recommended targets. The failure by some Named Executive Officers to meet the recommended targets was a result of the decrease in the Company’s stock price during 2008.

The other provisions of the policy are:

•	Common Shares, Restricted Shares, LTIP Units and Operating Partnership Units count toward the standard. Options do not count toward the standard.

•

It is recommended that incumbent Named Executive Officers and Trustees achieve the target within three years, if they have not already done so. Newly Named Executive Officers and Trustees have five years to reach the standard that applies to them.

•	Named Executive Officers and Trustees are encouraged to achieve and maintain the target level of ownership until they leave the Company or Board, as applicable.

•

The policy constitutes a set of guidelines. As such, it does not set forth any penalties for non-compliance. The treatment of non-compliance shall be left to the discretion of the Board, in collaboration with the CEO and through the Compensation Committee.

VII. Impact of Accounting and Tax Treatment

Accounting Treatment

The Company expenses the cost of stock-based compensation, including Restricted Shares and LTIP Units, in its financial statement in accordance with Statement of Financial Accounting Standards (“SFAS”) 123R.

Tax Treatment

The Compensation Committee has reviewed the Company’s compensation policies in light of Section 162(m) of the Internal Revenue Code, as amended, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation is not subject to that limit), and determined that the compensation levels of the Company’s CEO and CIO (but not other Named Executive Officers) could be affected by such provisions. The Compensation Committee intends to continue to review the application of Section 162(m) to the Company with respect to any future compensation programs considered by the Company. In view of its overall executive compensation structure, the Compensation Committee has determined that it is appropriate for the CEO and CIO to have the potential to receive compensation that is not deductible under Section 162(m).

VIII. Specific 2008 Decisions and 2009 Changes

Salary

Working with SMG, the Compensation Committee reviewed the base salaries of the Named Executive Officers in January 2008. Based on market data supplied by SMG, the Compensation Committee determined that Mr. Bernstein’s 2007 salary of $460,000 was below the 50th percentile of CEO salaries in the Company’s Peer Group, which is the primary metric used to determine competitive norms for executives’ salaries. Notwithstanding the continued solid performance of Messrs. Bernstein and Braun and the other Named Executive Officers, given the extraordinary current economic conditions, the Compensation Committee recommended and the Board of Trustees determined that salaries for the Named Executive Officers would remain unchanged for 2009 over 2008. In addition, bonuses paid to Named Executive Officers were approximately 80% of the prior year’s amounts.

Performance Incentive Awards

On March 5, 2009, the Board of Trustees approved 2008 cash bonus and long-term incentive awards as follows:

Name	Annual Cash Bonus	Long-term Incentive Awards(1)
		Time-Based	Performance-Based
Kenneth F. Bernstein	$750,000	$364,304	$364,304
Michael Nelsen	120,900	56,731	56,731
Joel Braun	270,200	129,493	129,493
Joseph Hogan	121,025	56,731	56,731
Robert Masters	121,025	56,731	56,731

Footnote:

(1)	Calculated in accordance with SFAS 123R.

The following awards reflect the subjective evaluation of the CEO, the Compensation Committee and the Board of Trustees based on Company performance, individual performance and individual’s unit performance. In addition, the Compensation Committee considered the Compensation Committee Consultant’s recommendations in determining the awards.

The total long-term incentive awards consist of non-vested Restricted LTIP Units and were allocated 50% as time-based awards and 50% as performance-based awards. The LTIP Units will vest as follows: 20% will vest on January 6, 2010 and 20% will vest on each anniversary thereof until January 6, 2014, provided that with respect to each year and each recipient, 50% of the awards require the Company to achieve the benchmarks established by the Board of Trustees. The allocation of the long-term incentive awards between time-based and performance-based awards recognizes that long-term incentive awards, in part, reward past performance. In addition, however, the awards are used as a retention device to reward not only time but effort as well, thus the use of benchmarking. In order to reach the benchmarks established by the Board of Trustees, one of the following must occur: (i) the Company must achieve a 7% or greater increase in funds from operation (“FFO”); (ii) FFO growth must be equal to or greater than the top one-third of the Peer Group, as determined by the Compensation Committee; (iii) the Company must achieve a 10% annual total shareholder return; or (iv) the total annual shareholder return must be equal to or greater than the top one-third of the Peer Group. The target incentive opportunity for the Company’s Named Executive Officers was set within the range of competitive norms (based on data provided by SMG) for competitive market levels of total cash compensation. The Compensation Committee determined the vesting schedules for awards based on the vesting schedules for the Named Executive Officer’s existing equity awards, with due regard for competitive norms on vesting of equity awards for executives.

Section 409A of the Internal Revenue Code

In 2008, the severance agreements with the Named Executive Officers and the CEO’s employment agreement were amended to include provisions regarding Section 409A of the Internal Revenue Code related to deferred compensation.

The following table lists the annual compensation for the fiscal years 2008, 2007, and 2006 awarded to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
Kenneth F. Bernstein	2008	$460,000	$—	$1,368,650	$—	—	—	$144,079	$1,972,729
Chief Executive Officer	2007	$460,000	$—	$1,420,822	$36,394	—	—	$109,888	$2,027,104
and President (Principal	2006	$440,000	$—	$1,184,851	$89,807	—	—	$100,846	$1,815,504
Executive Officer)
Michael Nelsen	2008	$235,000	$50,000	$172,741	$—	—	—	$6,900	$464,641
Chief Financial Officer	2007	$235,000	$75,000	$147,759	$2,510	—	—	$5,174	$465,443
and Senior Vice President	2006	$225,000	$105,000	$103,278	$7,743	—	—	$6,898	$447,919
(Principal Financial Officer)
Joel Braun	2008	$307,500	$—	$679,765	$—	—	—	$46,192	$1,033,457
Chief Investment Officer	2007	$300,000	$176,000	$638,489	$6,149	—	—	$32,700	$1,153,338
and Executive Vice	2006	$225,000	$220,000	$354,555	$18,425	—	—	$31,702	$849,682
President
Joseph Hogan	2008	$240,875	$—	$230,087	$—	—	—	$6,900	$477,862
Director of Construction	2007	$235,000	$96,000	$168,103	$2,510	—	—	$7,050	$508,663
and Senior Vice President	2006	$225,000	$100,000	$160,180	$7,743	—	—	$6,600	$499,523
Robert Masters	2008	$240,875	$—	$241,559	$—	—	—	$32,821	$515,255
Senior Vice President,	2007	$235,000	$—	$241,925	$2,761	—	—	$24,690	$504,376
General Counsel, Chief	2006	$225,000	$—	$212,718	$8,654	—	—	$24,814	$471,186
Compliance Officer and
Secretary

Footnotes:

(1)

Represents compensation expense associated with Restricted Stock awards granted in 2004, 2005, 2006 and 2007, and LTIP Units granted in 2007 and 2008, all of which were recorded by the Company during 2008 in accordance with SFAS 123R. See Note 15 (Share Incentive Plan) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009 for a discussion of assumptions made in the valuation of share-based compensation.

(2)	Detail reflected in the All Other Compensation Table.

ALL OTHER COMPENSATION TABLE

	Kenneth F. Bernstein			Michael Nelsen			Joel Braun
	2008	2007	2006	2008	2007	2006	2008	2007	2006
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—	$—	$—	$—
Amounts paid or accrued relating to a termination agreement or Change in Control	—	—	—	—	—	—	—	—	—
Annual Company contributions or allocations to vested and unvested defined contribution plans(1)	6,900	6,600	5,305	6,900	5,174	6,898	6,900	3,115	4,336
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	—	—	—	—	—	—	—	—	—
Gross-ups or other amounts reimbursed for the payment of taxes	—	—	—	—	—	—	—	—	—
The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value(2)	137,179	103,288	95,541	—	—	—	39,292	29,585	27,366

Total Other Compensation(3)	$144,079	$109,888	$100,846	$6,900	$5,174	$6,898	$46,192	$32,700	$31,702

	Joseph Hogan			Robert Masters
	2008	2007	2006	2008	2007	2006
Perquisites and other personal benefits, unless the aggregate amount is less than $10,000	$—	$—	$—	$—	$—	$—
Amounts paid or accrued relating to a termination agreement or Change in Control	—	—	—	—	—	—
Annual Company contributions or allocations to vested and unvested defined contribution plans(1)	6,900	7,050	6,600	6,900	5,174	6,761
The dollar value of insurance premiums paid by the Company on life insurance policies for the benefit of the Named Executive Officer	—	—	—	—	—	—
Gross-ups or other amounts reimbursed for the payment of taxes	—	—	—	—	—	—
The dollar value of any dividends or other earnings paid on stock or option awards when the dividends or earnings were not factored into the grant date fair value(2)	—	—	—	25,921	19,516	18,053

Total Other Compensation(3)	$6,900	$7,050	$6,600	$32,821	$24,690	$24,814

Footnotes

(1)	Represents contributions made by the Company to the account of the Named Executive Officer under a 401 (k) Plan.

(2)

In August of 2004, the Company allowed elections pursuant to the 1999 Share Incentive Plan and 2003 Share Incentive Plan, whereby the participants elected to defer receipt of 190,487 Common Shares (“Share Units”) that would otherwise be issued upon the exercise of certain options. There were three participants, Mr. Bernstein with 129,110 Share Units, Mr. Braun with 36,981 Share Units and Mr. Masters with 24,396 Share Units. The payment of the option exercise price was made by tendering Common Shares that the participants owned for at least six months prior to the option exercise date. The Share Units are equivalent to a Common Share on a one-for-one basis and carry a dividend equivalent right equal to the dividend rate for the Company’s Common Shares. The deferral period is determined by each of the participants and generally terminates after the cessation of the participants continuous service with the Company. In December 2004, participants exercised 346,000 options pursuant to the Deferred Share Election and tendered 155,513 Common Shares in consideration of the option exercise price. The Company then issued 190,487 Share Units to the participants. During 2008, 2007, 2006 and 2005 there were no additional Share Units contributed to the plan. The amounts included above reflect Share Unit dividends paid by the Company in 2008. Subsequent to 2008, the participants elected to end the deferral and received the deferred shares.

(3)

There is no compensation cost (calculated pursuant to SFAS No. 123R) associated with the purchase of securities from the Company at a discount by a Named Executive Officer that is not available generally to all salaried employees.

GRANTS OF PLAN-BASED AWARDS

Pursuant to the Company’s 2003 and 2006 Incentive Plans, the Company granted time-based and performance-based LTIP Unit awards to the Named Executive Officers on January 31, 2008. The LTIP Units were allocated 50% as time-based awards and 50% as performance-based awards. The 50% performance-based awards were split as follows:

•

For half of the 50% performance-based award, one of the following benchmarks must occur: (i) the Company must achieve an 11% annual total shareholder return or the total annual shareholder return must be equal to or greater than 100% of the Peer Group average; or (ii) funds from operation (“FFO”) growth must be equal to or greater than the 100% of the Peer Group average, as determined by the Compensation Committee.

•

For the remaining half of the 50% performance-based award, one of the following benchmarks must occur: (i) the Company must achieve an 8% annual total shareholder return or the total annual shareholder return must be equal to or greater than 75% of the Peer Group average; or (ii) FFO growth must be equal to or greater than the 75% of the Peer Group average, as determined by the Compensation Committee.

The following table provides a summary of all grants awarded to the Named Executive Officers during the last fiscal year:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards:			Exercise or Base Price of Option Awards ($/Sh)	Grant Date fair value of Stock and Option Awards ($/Sh) (5)
									Number Of Shares Stock or Units (#) (4)		Number of Securities Underlying Options (#)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Kenneth F. Bernstein	1/31/2008	—	—	—	—	54,892	(1)	—	22,457	(1)	—	—	$1,895,824

Michael Nelsen	1/31/2008	—	—	—	—	5,208	(2)	—	3,336	(2)	—	—	$209,413

Joel Braun	1/31/2008	—	—	—	—	19,289	(2)	—	7,898	(2)	—	—	$666,353

Joseph Hogan	1/31/2008	—	—	—	—	8,381	(2)	—	3,431	(2)	—	—	$289,512
	2/1/2008	—	—	—	—	525	(3)	—	525	(3)	—	—	25,736
	3/27/2008	—	—	—	—	5,837	(3)	—	5,836	(3)	—	—	286,105

Total						14,743			9,792		—		$601,353

Robert Masters	1/31/2008	—	—	—	—	8,148	(2)	—	3,336	(2)	—	—	$281,473

Footnotes:

(1)	The LTIP Units vest over 10 years with 10% vesting on each anniversary of the Grant Date.

(2)	The LTIP Units vest over seven years with 14.286% vesting on each anniversary of the Grant Date.

(3)

The Company awarded Mr. Hogan an additional incentive bonus in the form of LTIP Units. The LTIP Units were allocated 50% as time-based awards and 50% as performance-based awards. The LTIP Units vest over seven years with 14.286% vesting on each anniversary of the Grant Date.

(4)	Represents the 50% time-based portion of the 2008 awards.

(5)	Calculated in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have NotVested (#)(1)(9)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kenneth F. Bernstein	1/2/2001	250,000	—		$6.00	1/1/2011	—		$—	—		$—
	1/3/2005	19,866	—		$16.35	1/2/2015	—		—	—		—
	1/6/2006	36,034	—		$20.65	1/5/2016	—		—	—		—
	1/2/2004	—	—				3,640	(2)	51,943	8,189	(2)	116,857
	1/3/2005	—	—				4,470	(2)	63,787	4,470	(2)	63,787
	1/6/2006	—	—				—		—	16,309	(3)	232,729
	1/6/2006	—	—				5,262	(3)	75,089	5,263	(3)	75,103
	1/6/2006	—	—				—		—	86,978	(4)	1,241,176
	1/15/2007	—	—				—		—	26,647	(3)	380,253
	1/15/2007	—	—				10,278	(4)	146,667	10,279	(4)	146,681
	1/15/2007	—	—				3,426	(5)	48,889	3,426	(5)	48,889
	1/31/2008	—	—				—		—	32,434	(7)	462,833
	1/31/2008	—	—				22,457	(7)	320,461	22,458	(7)	320,476

Total		305,900	—				49,533		$706,836	216,453		$3,088,784

Michael Nelsen	1/3/2005	3,179	—		$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,485	—		$20.65	1/5/2016	—		—	—		—
	1/2/2004	—	—				456	(2)	6,507	455	(2)	6,493
	1/3/2005	—	—				796	(2)	11,359	795	(2)	11,345
	1/6/2006	—	—				784	(3)	11,188	783	(3)	11,173
	1/6/2006	—	—				—		—	9,940	(4)	141,844
	1/15/2007	—	—				—		—	817	(3)	11,659
	1/15/2007	—	—				2,856	(4)	40,755	2,856	(4)	40,755
	1/15/2007	—	—				952	(5)	13,585	953	(5)	13,599
	1/31/2008	—	—				—		—	1,872	(8)	26,713
	1/31/2008	—	—				3,336	(8)	47,605	3,336	(8)	47,605

Total		5,664	—				9,180		$130,999	21,807		$311,186

Joel Braun	1/3/2005	7,152	—		$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	6,088	—		$20.65	1/5/2016	—		—	—		—
	1/2/2004	—	—				1,092	(2)	15,583	2,406	(2)	34,334
	1/3/2005	—	—				1,610	(2)	22,975	1,610	(2)	22,975
	1/6/2006	—	—				1,918	(3)	27,370	1,919	(3)	27,384
	1/6/2006	—	—				—		—	42,247	(4)	602,865
	1/15/2007	—	—				—		—	1,777	(3)	25,358
	1/15/2007	—	—				3,870	(4)	55,225	3,873	(4)	55,268
	1/15/2007	—	—				1,290	(5)	18,408	1,291	(5)	18,423
	1/15/2007	—	—				—		—	40,000	(6)	570,800
	1/31/2008	—	—				—		—	11,391	(8)	162,550
	1/31/2008	—	—				7,898	(8)	112,704	7,898	(8)	112,704

Total		13,240	—				17,678		$252,265	114,412		$1,632,661

Joseph Hogan	1/3/2005	3,179	—		$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,485	—		$20.65	1/5/2016	—		—	—		—
	1/2/2004	—	—				608	(2)	8,676	1,416	(2)	20,206
	1/3/2005	—	—				716	(2)	10,217	716	(2)	10,217
	1/6/2006	—	—				784	(3)	11,188	783	(3)	11,173
	1/6/2006	—	—				—		—	19,881	(4)	283,702
	1/15/2007	—	—				1,644	(4)	23,460	1,645	(4)	23,474
	1/15/2007	—	—				548	(5)	7,820	549	(5)	7,834
	1/31/2008	—	—				—		—	4,949	(8)	70,622
	1/31/2008	—	—				3,431	(8)	48,960	3,432	(8)	48,975
	2/1/2008	—	—				525	(8)	7,492	525	(8)	7,492
	3/27/2008	—	—				5,836	(8)	83,280	5,837	(8)	83,294

Total		5,664	—				14,092		$201,093	39,733		$566,989

Name	Option Awards						Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have NotVested (#)(1)(9)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert Masters	1/3/2005	3,655	—		$16.35	1/2/2015	—		$—	—		$—
	1/6/2006	2,734	—		$20.65	1/5/2016	—		—	—		—
	1/2/2004	—	—				688	(2)	9,818	1,497	(2)	21,362
	1/3/2005	—	—				824	(2)	11,758	823	(2)	11,744
	1/6/2006	—	—				862	(3)	12,301	861	(3)	12,286
	1/6/2006	—	—				—		—	2,214	(3)	31,594
	1/6/2006	—	—				—		—	19,881	(4)	283,702
	1/15/2007	—	—				1,610	(4)	22,975	1,611	(4)	22,989
	1/15/2007	—	—				—		—	3,579	(3)	51,072
	1/15/2007	—	—				536	(5)	7,649	538	(5)	7,677
	1/31/2008	—	—				—		—	4,812	(8)	68,667
	1/31/2008	—	—				3,336	(8)	47,605	3,336	(8)	47,605

Total		6,389	—				7,856		$112,106	39,152		$558,698

Footnotes:

(1)	Market value computed by multiplying the closing market price of the Company’s stock of $14.27 as of December 31, 2008 by the number of Restricted Shares or LTIP Units that have not vested.

(2)	Restricted Shares vest on January 2, 2009.

(3)	Restricted Shares vest on January 6, 2010

(4)	Restricted Shares vest on January 6, 2011.

(5)	LTIP Units vest on January 6, 2011.

(6)	Restricted Shares vest on January 6, 2012.

(7)	LTIP Units vest on January 6, 2018.

(8)	LTIP Units vest on January 6, 2015.

(9)	Represents 50% time-based portion of the awards.

OPTION EXERCISES AND STOCK VESTED

The Option Exercises and Stock Vested Table provides a summary of all values realized by the Named Executive Officers upon the exercise of options and similar instruments or the vesting of Restricted Shares or LTIP’s during the last fiscal year.

Name	Grant Date	Exercise/ Vesting Date	Option Awards		Stock Awards
			Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kenneth F. Bernstein	6/16/1999	5/5/2008	100,000	$1,792,000	—	$—
	1/2/2003	1/2/2008	—	—	8,000	205,520
	1/2/2004	1/2/2008	—	—	11,826	303,810
	1/3/2005	1/2/2008	—	—	8,514	218,725
	1/3/2005	1/2/2008	—	—	8,940	229,669
	1/6/2006	1/6/2008	—	—	5,263	126,944
	1/6/2006	1/6/2008	—	—	8,154	196,674
	1/15/2007	1/6/2008	—	—	18,269	440,648
	1/15/2007	1/6/2008	—	—	2,284	55,090

			100,000	$1,792,000	71,250	$1,777,080

Michael Nelsen	1/2/2004	1/2/2008	—	$—	909	$23,352
	1/3/2005	1/2/2008	—	—	1,589	40,821
	1/6/2006	1/6/2008	—	—	782	18,862
	1/15/2007	1/6/2008	—	—	2,251	54,294
	1/15/2007	1/6/2008	—	—	633	15,268

			—	$—	6,164	$152,597

Joel Braun	1/2/2003	1/2/2008	—	$—	2,000	$51,380
	1/2/2004	1/2/2008	—	—	3,498	89,864
	1/3/2005	1/2/2008	—	—	3,217	82,645
	1/6/2006	1/6/2008	—	—	1,917	46,238
	1/15/2007	1/6/2008	—	—	3,341	80,585
	1/15/2007	1/6/2008	—	—	860	20,743
	1/15/2007	1/6/2008	—	—	10,000	241,200

			—	$—	24,833	$612,655

Joseph Hogan	1/2/2003	1/2/2008	—	$—	1,609	$41,335
	1/2/2004	1/2/2008	—	—	1,213	31,162
	1/3/2005	1/2/2008	—	—	1,429	36,711
	1/6/2006	1/6/2008	—	—	782	18,862
	1/15/2007	1/6/2008	—	—	1,096	26,436
	1/15/2007	1/6/2008	—	—	365	8,804

			—	$—	6,494	$163,310

Robert Masters	1/2/2003	1/2/2008	—	$—	1,068	$27,437
	1/2/2004	1/2/2008	—	—	2,185	56,133
	1/3/2005	1/2/2008	—	—	1,277	32,806
	1/3/2005	1/2/2008	—	—	1,644	42,234
	1/6/2006	1/6/2008	—	—	861	20,767
	1/6/2006	1/6/2008	—	—	1,107	26,701
	1/15/2007	1/6/2008	—	—	2,606	62,857
	1/15/2007	1/6/2008	—	—	357	8,611

			—	$—	11,105	$227,546

Footnotes:

(1)	Value based on the market value of the Company’s Common Shares on the vesting date. The closing prices of the Company’s Common Shares were $25.69 and $24.12 on January 2, 2008 and January 6, 2008, respectively.

Kenneth Bernstein Employment Agreement

In August of 1998, the Company entered into an employment agreement with Kenneth F. Bernstein, pursuant to which Mr. Bernstein served as President. The employment agreement was amended by a first amendment dated January 1, 2001, a second amendment dated January 1, 2004, a third amendment dated January 1, 2006, a fourth amendment dated January 19, 2007 and a fifth amendment dated August 5, 2008. The employment agreement provides for a three-year term, is renewable for successive daily periods, and is subject to termination in accordance with the terms and conditions of such agreement. Under the terms of the employment agreement, Mr. Bernstein is subject to an annual review and upward adjustment by the Compensation Committee.

Each year during the term of Mr. Bernstein’s employment, the Compensation Committee considers Mr. Bernstein for an incentive bonus (to be determined by the Compensation Committee) and discretionary bonuses payable in cash, Restricted Shares issued under the Restricted Share Bonus Program, options, LTIP Units and participation in the Program, or any combination thereof, as the Board of Trustees and the Compensation Committee may approve. The employment agreement also provides for an annual car allowance plus insurance costs for Mr. Bernstein to be maintained by the Company. Mr. Bernstein is also entitled to participate in all benefit plans, health insurance, disability, retirement and incentive compensation plans generally available to the Company’s executives, and is subject to certain non-competition and confidentiality requirements.

The Company has not entered into employment agreements with the other Named Executive Officers. See the discussion before the Potential Payments Upon Termination or Change in Control table for information regarding severance benefits for each of the Named Executive Officers.

Other Post-Employment Payments

The following section describes potential payments and benefits to the Named Executive Officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a Change in Control of the Company.

The Company has entered into an employment agreement with Mr. Bernstein that provides for certain termination or severance payments to be made by the Company in the event of his termination of employment as the result of his death, disability, discharge without cause, his resignation or termination for Good Reason, or without Good Reason or Change in Control and termination. The Company has also entered into severance agreements with each of the other Named Executive Officers. These arrangements provide for certain termination or severance payments to be made by the Company in the event of his termination of employment as the result of his death, Disability, discharge with or without cause, his resignation or termination for Good Reason or without Good Reason or Change in Control and termination.

The specific circumstances that would trigger payments under the employee and severance agreements are as follows:

For Cause

The Company shall have the right to terminate Named Executive Officer’s employment for “Cause” upon the Named Executive Officer’s: (A) deliberate misrepresentation in connection with, or willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials; (B) failure to perform his duties hereunder (other than any such failure resulting from Named Executive Officer’s incapacity due to physical or mental illness) which failure continues for a period of three (3) business days after written demand for corrective action is delivered by the Company specifically identifying the manner in which the Company believes the Named Executive Officer has not performed his duties; (C) conduct by the Named Executive Officer constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company other than the occasional, customary and de minimis use of the Company’s property for personal purposes; (D) disparagement of the Company, its officers, Trustees, employees or partners; (E) soliciting any existing employee of the Company above the level of an administrative assistant to work at another company; or (F) the commission by the Named Executive Officer of a felony or misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

Death

The Named Executive Officer’s employment shall terminate upon his death.

Disability

The Company shall have the right to terminate Named Executive Officer’s employment due to “Disability” in the event that there is a determination by the Company that the Named Executive Officer has become physically or mentally incapable of performing his duties under the agreement and such Disability has disabled the Named Executive Officer for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

Good Reason

The Named Executive Officers shall have the right to terminate their employment for “Good Reason”: (A) upon the occurrence of any material breach of the agreement by the Company which shall include but not be limited to: a material, adverse alteration in the nature of Named Executive Officer’s duties, responsibilities or authority; (B) upon a reduction in Named Executive Officers annual base salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or a failure to pay such amounts when due which is not cured by the Company within ten (10) days after written notice of such default by the Named Executive Officer, (C) if the Company relocates the Named Executive Officers’ office requiring the Named Executive Officer to increase his commuting time by more than one (1) hour, or (D) the Company’s failure to provide benefits comparable to those provided the Named Executive Officer as of the effective date, other than any such failure which affects all comparably situated officers, then the Named Executive Officer shall have the right to terminate his employment, which termination shall be deemed for Good Reason.

Without Cause

The Company shall have the right to terminate the Named Executive Officer’s employment Without Cause.

Change in Control and Termination

“Change in Control” shall mean that any of the following events has occurred: (A) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any employee benefit plan sponsored by the Company, becomes the “beneficial owner”, as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) Common Shares in an amount equal to thirty percent (30%) or more of the sum total of the Common Shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change of Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (i) the Company or any of its subsidiaries or (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its subsidiaries shall not constitute an acquisition which can cause a Change of Control; or (B) the approval of the dissolution or liquidation of the Company; or (C) the approval of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or (D) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

Kenneth Bernstein Employment Agreement

Mr. Bernstein’s employment agreement provides for certain termination or severance payments to be made by the Company to Mr. Bernstein in the event of his termination of employment as the result of his death, disability, discharge without cause, his resignation or a termination by Mr. Bernstein for Good Reason. If Mr. Bernstein’s employment is terminated either because he is discharged without cause or due to a termination by Mr. Bernstein for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and severance salary and bonus, each paid in accordance with the terms and conditions of such agreement.

Other Post-employment Severance and Change in Control Payments Agreements

The Company has entered into severance agreements with each of the other Named Executive Officers. These agreements provide for certain termination or severance payments to be made by the Company to the Named Executive Officer in the event of his termination of employment as the result of his death, Disability, discharge for Cause or without Cause, his resignation or a termination by the Named Executive Officer for Good Reason. If the Named Executive Officer’s employment is terminated either because he is discharged without cause (as defined above) or due to a termination by the Named Executive Officer for Good Reason, the Company will be required to make a lump sum payment equal to among other things, unpaid salary and bonus, and unpaid severance salary and bonus, each paid in accordance with the terms and conditions of such agreements. These payments will be reduced to the extent that they would otherwise be considered parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended.

Acceleration of Vesting

In addition, the 1999, 2003 and 2006 Share Incentive Plans provide for accelerated vesting of awards in certain circumstances involving a Change in Control of the Company. These plans also provide for forfeiture of awards in certain circumstances, such as in the event of a termination for cause.

The amount of compensation that would be paid by the Company based on the specific circumstances detailed above are as follows:

Compensation upon Termination of Employment by the Trust for Cause or Voluntarily By the Named Executive Officer

In the event the Company terminates the executive’s employment for Cause, or the executive voluntarily terminates his employment, the Company shall pay the executive any unpaid annual base salary at the rate then in effect accrued through and including the date of termination and any accrued vacation pay. In addition, in such event, the executive shall be entitled to exercise any options which, as of the date of termination, have vested and are exercisable in accordance with the terms of the applicable option grant agreement or plan. All options and all restricted stock granted to the executive which have not vested on the date of termination shall automatically terminate.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or by Mr. Bernstein, for Good Reason or Change in Control and Termination of Employment of Mr. Bernstein

In the event of termination of Mr. Bernstein’s employment as a result of his death, Disability, Without Cause or for Good Reason by Mr. Bernstein, the Company shall pay to the Mr. Bernstein, his estate or personal representative, the following: (i) any unpaid accrued salary through and including the date of termination; plus (ii) an amount equal to three times his current salary; (iii) an additional amount equal to three times the average of the cash value of the bonuses (whether awarded as cash incentive bonuses or in Restricted Shares or LTIPs, the value of the latter to be calculated as of the date of the award) awarded to Mr. Bernstein for each of the last two years immediately preceding the year in which Mr. Bernstein’s employment is terminated; (iv) a further amount computed at an annualized rate equal to the average of the cash incentive bonuses awarded to Mr. Bernstein for each of the last two years; (v) reimbursement of expenses incurred prior to date of termination; (vi) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, LTIP Units and options shall immediately vest as of the date of the termination; (vii) continuation of health coverage through the unexpired employment period with the exception of termination upon Death; and (viii) if it is determined by the Company’s tax preparer that as a result of any payment in the nature of compensation made by the Company to Mr. Bernstein, an excise tax may be imposed on the executive. The Company will provide the executive with a full tax gross-up so that on a net after-tax basis, the result to the executive shall be the same as if the excise tax had not been imposed.

Compensation upon Termination of Employment upon Death, Disability, Without Cause or By Other Named Executive Officers for Good Reason

In the event of termination of the executive’s employment as a result of the executive’s Death, Disability, Without Cause or by the executive for Good Reason, the Company shall pay to the executive, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base; (iii) reimbursement of expenses incurred prior to date of termination; (iv) the executive’s car allowance, if any, for one year ; and (v) a pro rata portion of the executive’s bonus (based upon the average of the last two years’ bonuses); and (vi) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, LTIP Units and options shall immediately vest as of the date of the termination.

Compensation upon Change in Control and Termination of Employment for Other Named Executive Officers

In the event of termination of other Named Executive Officer’s employment as a result of a Change in Control and termination, the Company shall pay to the Named Executive Officer, the following: (i) any unpaid accrued salary through and including the date of termination; (ii) an amount equal to one year’s salary at the then current annual base salary; (iii) reimbursement of expenses incurred prior to date of termination; (iv) the Named Executive Officer’s car allowance, if any, for one year; (v) a pro rata portion of the Named Executive Officer’s bonus (based upon the average of the last two years’ bonuses); (vi) an amount equal to six months’ base salary; (vii) the Company shall continue the Named Executive Officer’s base salary and medical benefits for a period not to exceed the earlier of (a) six months from the date of such termination or (b) the date when Named Executive Officer becomes reemployed; and (viii) all incentive compensation payments whether stock based or otherwise that are subject to a vesting schedule including Restricted Shares, LTIP Units and options shall immediately vest as of the date of the termination.

The following table estimates the potential payments and benefits to the Named Executive Officers upon termination of employment and Change in Control, assuming the event occurred on December 31, 2008. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time they become eligible for payment and would only be payable if the specified event occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Name	Cash Severance ($)(1)	Bonus Severance ($)		Options Awards ($)	Stock Awards ($)(5)		280G Tax Gross Up ($)(6)
Kenneth F. Bernstein
For Cause or Voluntary Resignation	$—	$—		$—	$—		$—
Death	1,380,000	5,525,410	(2)	—	3,795,620	(4)	—
Disability	1,380,000	5,525,410	(2)	—	3,795,620	(4)	—
Good Reason	1,380,000	5,525,410	(2)	—	3,795,620	(4)	—
Without Cause	1,380,000	5,525,410	(2)	—	3,795,620	(4)	—
Change in Control and Termination	1,380,000	5,525,410	(2)	—	3,795,620	(4)	2,960,884
Michael Nelsen
For Cause or Voluntary Resignation	—	—		—	—		—
Death	235,000	303,844	(3)	—	442,184	(4)	—
Disability	235,000	303,844	(3)	—	442,184	(4)	—
Good Reason	235,000	303,844	(3)	—	442,184	(4)	—
Without Cause	235,000	303,844	(3)	—	442,184	(4)	—
Change in Control and Termination	352,500	303,844	(3)	—	442,184	(4)	—
Joel Braun
For Cause or Voluntary Resignation	—	—		—	—		—
Death	307,500	613,188	(3)	—	1,884,924	(4)	—
Disability	307,500	613,188	(3)	—	1,884,924	(4)	—
Good Reason	307,500	613,188	(3)	—	1,884,924	(4)	—
Without Cause	307,500	613,188	(3)	—	1,884,924	(4)	—
Change in Control and Termination	461,250	613,188	(3)	—	1,884,924	(4)	—
Joseph Hogan
For Cause or Voluntary Resignation	—	—		—	—		—
Death	240,875	260,963	(3)	—	768,083	(4)	—
Disability	240,875	260,963	(3)	—	768,083	(4)	—
Good Reason	240,875	260,963	(3)	—	768,083	(4)	—
Without Cause	240,875	260,963	(3)	—	768,083	(4)	—
Change in Control and Termination	361,313	260,963	(3)	—	768,083	(4)	—
Robert Masters
For Cause or Voluntary Resignation	—	—		—	—		—
Death	240,875	270,494	(3)	—	670,804	(4)	—
Disability	240,875	270,494	(3)	—	670,804	(4)	—
Good Reason	240,875	270,494	(3)	—	670,804	(4)	—
Without Cause	240,875	270,494	(3)	—	670,804	(4)	—
Change in Control and Termination	361,313	270,494	(3)	—	670,804	(4)	—

Footnotes:

(1)

Reflects three years of severance salary for Mr. Bernstein and one year of severance salary for the other NEOs. In the case of a Change in Control and termination, the other NEOs receive one and one half years severance salary.

(2)	Reflects three years of severance bonuses for Mr. Bernstein.

(3)	Reflects one year of severance bonuses for the other NEOs.

(4)	Reflects the payment upon the immediate vesting of all unvested Restricted Shares and LTIP Units.

(5)	Restricted Share payments based on the number of shares times $14.27, the closing price of the Company’s stock on December 31, 2008.

(6)	Reflects estimated 280G tax gross up in the event of a Change in Control and Termination.

Board of Trustees Compensation

Each Trustee who is not also an officer and full-time employee of the Company or the Operating Partnership receives an annual Trustee fee in the amount of $30,000, comprised of $15,000 cash and $15,000 of unrestricted Common Shares, plus a fee of $1,750 for each meeting of the Board of Trustees attended, $1,500 for each committee meeting attended and $750 for each Board of Trustees or committee meeting attended telephonically. Committee chairs also receive an annual fee of $5,000 with the exception of the Audit Committee chair who receives an annual fee of $7,500. The Lead Trustee receives an annual Lead Trustee fee of $35,000, comprised of $17,500 cash and $17,500 of unrestricted Common Shares in addition to the other Trustee fees.

Trustees who are officers and full-time employees of the Company or the Operating Partnership receive no separate compensation for service as a Trustee or committee member. Additionally, members of the Board of Trustees are reimbursed for travel and lodging expenses associated with attending meetings of the Board of Trustees and committees of the Board of Trustees. Non-management Trustees are also entitled to grants of 2,000 Restricted Shares following the Annual Meeting held during each year during which they serve as Trustees. No dividends are paid on Restricted Shares until they vest. On May 14, 2008, the Company issued 1,878 unrestricted Common Shares, and the equivalent of 2,373 unrestricted Common Shares which were contributed to a deferred compensation plan, to Trustees of the Company in connection with Trustee fees. In addition, the Company issued 4,000 Restricted Shares, and the equivalent of 8,000 Restricted Shares which were contributed to a deferred compensation plan, to Trustees of the Company in connection with Trustee fees. The Restricted Shares vest over three years with 33% vesting on each of the next three anniversaries of the issuance date.

During 2008, Mr. Wielansky also received fees for providing consulting services to the Company.

Pursuant to the Company’s 2006 Deferred Compensation Plan (the “Deferred Compensation Plan”), Trustees may elect to defer receipt of their annual trustee fees and Common Share Awards. Each Trustee participating in the Deferred Compensation Plan has an account, which the administrator credits with a number of Common Shares having a fair market value (as of the date of the credit) equal to the amount of the participant’s compensation that the Trustee has elected to defer and would otherwise have been paid in cash or other property to the Trustee during the preceding month. The Deferred Compensation Plan generally allows the Trustees to defer receipt of their compensation and, therefore, defer paying tax on that compensation. To defer eligible compensation for any given calendar year, a Trustee must make a written election at least 30 days before the calendar year begins. The Company will credit each Trustee’s deferred compensation account with additional Common Shares that (i) have a fair market value, when credited, equal to the product of any per Common Share cash dividend paid during the prior quarter and the number of Common Shares credited to the Trustee’s account and (ii) equitably adjust the Trustee’s account for any stock dividends that would have been paid during the prior month with respect to the Common Shares credited to the Trustee’s account on the last day of the prior quarter. Generally, a Trustee’s account will be paid to the Trustee upon his or her separation of service from the Company and will be paid to his or her beneficiaries in the event of his or her death, in each case based on the timeframe for distributions specified in the Trustee’s deferral election form. Under certain circumstances, the Board may permit a Trustee to withdraw a limited number of Common Shares from his or her account if the Trustee suffers a Hardship (as defined in the Deferred Compensation Plan).

In 2008, the Board allowed each Trustee to make a one-time election (in accordance with Internal Revenue Code Section 409A tax rules) to collect their Deferred Compensation Plan benefits in 2009 (the “Distribution Election”). With the exception of Trustee Luscombe, all participating Trustees elected to receive this distribution in the form of the number of Common Shares credited to their accounts as of December 31, 2008. For 2009, Ms. Luscombe has elected to defer payment of her Trustee fees that are payable in Common Shares. No other Trustee has elected to defer compensation for 2009. Trustees that elected to receive the one-time payout under the Deferred Compensation Plan in 2009 will recognize income as a result of the distribution of the Common Shares credited to their accounts.

See the Board of Trustees Compensation Table below for a summary of the compensation paid to the members of the Board of Trustees during the last fiscal year.

TRUSTEE COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
Lee S. Wielansky(1)	$41,250		$49,358		$—	$—	$—	$100,000	(4)	$190,608
Lorrence T. Kellar	36,500		31,865		—	—	—	—		68,365
Suzanne M. Hopgood	33,500		31,865	(5)	—	—	—	—		65,365
Douglas Crocker II	31,000	(6)	31,865	(6)	—	—	—	—		62,865
Wendy Luscombe	33,500		31,865	(7)	—	—	—	—		65,365
Alan S. Forman(2)	11,250		—		—	—	—	—		11,250
William T. Spitz	29,000	(8)	31,865	(8)	—	—	—	—		60,865

Footnotes:

(1)	Mr. Wielansky is the Independent Lead Trustee.

(2)	Mr. Forman’s Trustee compensation was paid to Yale University. Mr. Forman did not stand for reelection at the Company’s 2008 Annual Meeting and ceased to be a Trustee on May 14, 2008.

(3)	Includes the amount expensed for financial statement reporting purposes for fiscal year 2008 in accordance with SFAS 123R.

(4)

Mr. Wielansky is entitled to receive annual consulting fees totaling $100,000 for providing consulting services to the Company including assisting with the underwriting and analysis of development and redevelopment opportunities as well as assisting with sourcing of direct acquisitions and identifying potential joint venture partners.

(5)

Ms. Hopgood deferred the Common Share portion of her 2008 Trustee fee of $31,865. Pursuant to the Distribution Election discussed above, Ms. Hopgood elected to receive a distribution, in January 2009, of all deferred fees in the form of the number of Common Shares credited to her account as of December 31, 2008.

(6)

Mr. Crocker deferred $31,000 of his 2008 fees and the Common Share portion of his 2008 Trustee fee of $31,865. Pursuant to the Distribution Election discussed above, Mr. Crocker elected to receive a distribution, in January 2009, of all deferred fees in the form of the number of Common Shares credited to his account as of December 31, 2008.

(7)	Ms. Luscombe has deferred the Common Share portion of her 2008 Trustee fee of $31,865.

(8)

Mr. Spitz deferred $29,000 of his 2008 fees and the Common Share portion of his 2008 Trustee fee of $31,865. Pursuant to the Distribution Election discussed above, Mr. Spitz elected to receive a distribution, in January 2009, of all deferred fees in the form of the number of Common Shares credited to his account as of December 31, 2008.

As of December 31, 2008, each independent Trustee had outstanding the following options and Restricted Share awards:

OUTSTANDING TRUSTEE EQUITY AWARDS AT FISCAL YEAR-END

Trustee	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Lee S. Wielansky	5/6/2004	1,000	—	$12.55	5/6/2014	—		$—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000	—	$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—
	5/14/2008	—	—			2,000	(2)	28,540

Total		9,000	—			2,000		$28,540

Lorrence T. Kellar	11/18/2003	1,000	—	$11.66	11/18/2013	—		$—
	5/6/2004	1,000	—	$12.55	5/6/2014	—		—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000	—	$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—
	5/14/2008	—	—			2,000	(2)	28,540

Total		10,000	—			2,000		$28,540

Suzanne M. Hopgood	5/6/2004	1,000	—	$12.55	5/6/2014	—		$—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000	—	$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—
	5/14/2008	—	—			2,000	(2)	28,540

Total		9,000	—			2,000		$28,540

Douglas Crocker II	11/18/2003	1,000	—	$11.66	11/18/2013	—		$—
	5/6/2004	1,000	—	$12.55	5/6/2014	—		—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000	—	$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—
	5/14/2008	—	—			2,000	(2)	28,540

Total		10,000	—			2,000		$28,540

Wendy Luscombe	5/6/2004	1,000	—	$12.55	5/6/2014	—		$—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000	—	$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—
	5/14/2008	—	—			2,000	(2)	28,540

Total		9,000	—			2,000		$28,540

Alan S. Forman	9/17/2002	1,000	—	$7.30	9/17/2012	—		$—
	6/25/2003	1,000	—	$9.11	6/25/2013	—		—
	5/6/2004	1,000	—	$12.55	5/6/2014	—		—
	8/4/2004	2,000	—	$14.13	8/4/2014	—		—
	5/18/2005	3,000		$15.96	5/18/2015	—		—
	5/15/2006	3,000	—	$22.40	5/15/2016	—		—

Total		11,000	—			—		$—

William T. Spitz	5/14/2008	—	—			2,000	(2)	$28,540

Total		—	—			2,000		$28,540

Footnotes:

(1)	Market value computed by multiplying the closing market price of the Company’s stock of $14.27 as of December 31, 2008 by the number of Restricted Shares that have not vested.

(2)	Restricted Shares vest on May 14, 2011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, in 2008, Mr. Spitz (Chair), Mr. Kellar and Mr. Crocker served on the Company’s Compensation Committee, with Mr. Forman serving for a portion of 2008. None of these Trustees (i) was an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2008; (ii) is a former officer of the Company or any of the Company’s subsidiaries or (iii) had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the last completed fiscal year, none of the executive officers of the Company served as:

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Trustees of the Company;

•	a director of another entity, one of whose executive officers served on the Company’s Board of Trustees; or

•

a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

AUDIT COMMITTEE INFORMATION

Independent Registered Public Accounting Firm Compensation

Audit Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of the Company’s financial statements as included in the Company’s Form 10-K, fees for Sarbanes-Oxley Section 404 planning and testing relating to the Company’s 2008 and 2007 audits and reviews of the financial statements as included in the Company’s Forms 10-Q, were $912,714 and $725,361 for the years ended December 31, 2008 and 2007, respectively.

All Other Fees

Tax Fees

The aggregate fees billed for professional services rendered by BDO Seidman, LLP for tax preparation and compliance were $144,239 and $178,700 for the years ended December 31, 2008 and 2007, respectively.

Policy on Pre-Approval of Independent Auditor Services

The Audit Committee is responsible for approving the engagement of BDO Seidman, LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before BDO Seidman, LLP provides those services. The Audit Committee has delegated authority to approve non-audit services in an amount of up to $25,000 to the Chair and the approval of the full Audit Committee is required for non-audit services in amounts greater than $25,000. All audit fees were approved by the Audit Committee and all other fees were approved pursuant to the pre-approval policy discussed above.

REPORT OF THE AUDIT COMMITTEE (1)

(1) Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

The Audit Committee presently consists of the following members of the Company’s Board of Trustees: Mr. Kellar, Ms. Hopgood and Ms. Luscombe, all of whom are independent as defined under the listing standards of the New York Stock Exchange.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2008 with the Company’s management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO Seidman, LLP, BDO Seidman, LLP’s independence.

The Audit Committee has considered whether the other fees billed for professional services rendered by BDO Seidman, LLP are compatible with maintaining the principal accountant’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Trustees that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Audit Committee

Lorrence T. Kellar, Chairman
Suzanne M. Hopgood
Wendy Luscombe

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company earns fees in connection with its rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties and/or leasehold interests in which Klaff Realty L.P. (“Klaff”), a restricted Common OP Unit holder, has an interest. Net fees earned by the Company in connection with this portfolio were $1.1 million, $2.1 million and $3.5 million for the years ended December 31, 2008, 2007 and 2006, respectively.

On March 22, 2005, the Company completed a transaction with Klaff pursuant to which the Company acquired the balance of Klaff’s retail management business which it had not previously purchased on January 27, 2004. The consideration for the acquisition was $4.0 million in the form of 250,000 restricted common OP Units ($16 per unit). These OP Units may not be sold for five years, subject to a carve-out for a change of control, including a change in the chief executive officer. The effective date of the purchase and issuance of the OP Units was February 15, 2005.

During March of 2005 the Company invested $20.0 million in a preferred equity position (“Preferred Equity Investment”) in Levitz SL, L.L.C. (“Levitz SL”), the owner of fee and leasehold interests in 30 current or former Levitz Furniture Store locations (the “Levitz Properties”), totaling 2.5 million square feet. Klaff is the managing member of Levitz SL.

During June 2006, the Company converted the Preferred Equity Investment in Levitz SL to a first mortgage loan and advanced additional proceeds bringing the total outstanding amount to $31.3 million.

Following the sale of two locations by Levitz SL during 2006 and 2007, $24.8 million of proceeds were used to repay the Company’s first mortgage loan, and the remaining balance of $6.5 million remained outstanding at December 31, 2008. The first mortgage loan matures in July 2009, with a one-year extension option and bears interest at a rate of 11.6%. Although the loan is collateralized by three former Levitz locations, totaling 402,266 square feet, which are currently vacant, the Company believes the underlying value of the real estate is sufficient to recover the principal and interest due under its mortgage loan.

The Company earns fees from two of its investments in unconsolidated partnerships. The Company earned property management, construction, legal and leasing fees from the Brandywine Portfolio totaling $0.9 million, $1.7 million and $1.4 million for the years ended December 31, 2008, 2007 and 2006, respectively. In addition, the Company earned property management and development fees from CityPoint totaling $1.0 million, $0.2 million and $0.0 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Review and Approval of Related Person Transactions.

We review all relationships and transactions in which the Company and the Company’s Trustees and Named Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Trustees and Named Executive Officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, pursuant to its charter, the Audit Committee reviews and approves all related party transactions, which we interpret to include any transaction that is required to be disclosed under SEC rules. The Company does not have any written standards for approving related party transactions. However, the Audit Committee only approves a related party transaction if it believes the transaction is in the best interest of the Company and its shareholders. While the Company has disclosed the transactions with Klaff in this section for the sake of full disclosure, since Klaff does not own more than 5% of any class of the Company’s voting securities, disclosure of this related party transaction is not required under SEC rules. The transactions between the Company and Klaff noted above were approved by the Company’s Board of Trustees, which consists of six Trustees who are considered independent under the rules of the New York Stock Exchange and the Company’s Chief Executive Officer.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders is being provided to each shareholder of the Company along with this Proxy Statement. Upon written request of any record or beneficial owner of Common Shares of the Company whose proxy was solicited in connection with the Annual Meeting, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2008. A request for a copy of such Annual Report on Form 10-K should be made in writing, addressed to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Trustees does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy intend to vote the shares represented by them in accordance with their best judgment in respect to any such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Named Executive Officers, certain other officers and Trustees and persons who own more than ten percent of the Common Shares (collectively, the Reporting Persons) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. As a practical matter, the Company assists its officers and Trustees by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to the Company’s officers, Trustees and greater than ten percent beneficial owners were complied with except as set forth below.

Reporting Persons:	Title:	Number of transactions not timely filed on Form 4:	Number of Late Reports
Joseph Hogan	Senior Vice President and Director of Construction	1	1
Douglas Crocker II	Trustee	1	1
William T. Spitz	Trustee	1	1

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2010 proxy statement and form of proxy. In accordance with Rule 14a-8, these proposals must be received by the Company no later than 5:00 PM EST on December 10, 2009. All such proposals must be submitted in writing to the Corporate Secretary of the Company at the following address: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: Corporate Secretary.

In addition, if you desire to bring business (including Trustee nominations) before the Company’s 2010 annual meeting, other than proposals presented under Rule 14a-8, you must provide written notice to the Corporate Secretary at the address noted in the preceding paragraph between February 12, 2010 and March 14, 2010. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and Trustee nominations.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The Company has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission. Under this procedure, the Company is delivering only one copy of its Annual Report and Proxy Statement to multiple shareholders who share the same mailing address and have the same last name, unless the Company has received contrary instructions from an affected shareholder. This procedure reduces the Company’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly, upon written or oral request, a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit a request in writing to Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, Attention: Robert Masters. You may also call (914) 288-8100 to request a copy of the Proxy Statement and Annual Report. You may also access the Company’s Annual Report and Proxy Statement at www.acadiarealty.com/proxy.

If you are a shareholder of record and would like to revoke your householding consent and receive multiple copies of the Annual Report or Proxy Statement in the future, or if you currently receive multiple copies of these documents and would like only to receive a single copy, please contact the Company at the address listed in the preceding paragraph.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By order of the Board of Trustees,

Robert Masters, Secretary

ACADIA REALTY TRUST
1311 MAMARONECK AVENUE
SUITE 260
WHITE PLAINS, NY 10605

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in
the postage-paid envelope we have provided or return it to Acadia
Realty Trust, c/o Broadridge Financial Solutions, Inc., 51
Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
ACADI1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACADIA REALTY TRUST
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
VOTE “FOR ALL” THE NOMINEES AND “FOR” PROPOSAL 2
LISTED BELOW.
To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.
			For	Withhold	For All
			All	All	Except
Vote On Trustees
1.	Election of Trustees
Nominees:
	01) Kenneth F. Bernstein	05) Wendy Luscombe
	02) Douglas Crocker II	06) William T. Spitz	☐	☐	☐
	03) Suzanne Hopgood	07) Lee S. Wielansky
04) Lorrence T. Kellar

Vote On Proposal						For	Against	Abstain
2.	THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.					☐	☐	☐

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back
where indicated.		☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above.
When signing as executor, administrator, attorney, Trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners)		Date

ACADIA REALTY TRUST
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 13, 2009

This Proxy is Solicited on
Behalf of the Board of Trustees

The undersigned hereby constitutes and appoints Kenneth F. Bernstein and Robert Masters, Esq., or either one of them, as proxies, with full power of substitution, to vote all Common Shares of beneficial interest of Acadia Realty Trust (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, which are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 at 10:00 o’clock a.m. local time, May 13, 2009 or at any adjournments or postponements thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the Board of Trustees recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held
on May 13, 2009: This Proxy Statement and the Company’s 2008 Annual Report to shareholders are available at
www.acadiarealty.com/proxy

Address Changes and/or Comments: ________________________________________________________________________________________________________

_______________________________________________________________________________________

_______________________________________________________________________________________

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)